PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 27, 1998)

                                  $421,200,000

                                     [LOGO]

                               NORTHWEST AIRLINES

                           1999-1 PASS THROUGH TRUSTS

                    PASS THROUGH CERTIFICATES, SERIES 1999-1
                                 --------------

NORTHWEST AIRLINES, INC. IS ISSUING, THROUGH THREE SEPARATE TRUSTS, CLASS A, CLASS B AND CLASS C CERTIFICATES,
SERIES 1999-1. THE PROCEEDS FROM THE SALE OF CERTIFICATES WILL BE USED TO FINANCE THE ACQUISITION OF FOUR NEW BOEING 747-400 AIRCRAFT SCHEDULED FOR DELIVERY FROM MARCH 1999 THROUGH OCTOBER 1999.

INTEREST ON THE CERTIFICATES WILL BE PAYABLE SEMIANNUALLY ON EACH FEBRUARY 1 AND AUGUST 1, BEGINNING AUGUST 1, 1999. PRINCIPAL PAYMENTS IN RESPECT OF THE CERTIFICATES ARE SCHEDULED ON FEBRUARY 1 AND AUGUST 1, OR BOTH, IN CERTAIN YEARS, BEGINNING ON AUGUST 1, 1999.

THE CLASS A CERTIFICATES WILL RANK SENIOR IN RIGHT OF DISTRIBUTIONS TO THE OTHER CERTIFICATES. THE CLASS B CERTIFICATES WILL RANK JUNIOR IN RIGHT OF DISTRIBUTIONS TO THE CLASS A CERTIFICATES AND WILL RANK SENIOR IN RIGHT OF DISTRIBUTIONS TO THE CLASS C CERTIFICATES. THE CLASS C CERTIFICATES WILL RANK JUNIOR IN RIGHT OF DISTRIBUTIONS TO THE OTHER CERTIFICATES.

CITIBANK, N.A. WILL PROVIDE A LIQUIDITY FACILITY FOR EACH CLASS OF CERTIFICATES, IN EACH CASE IN AN AMOUNT SUFFICIENT TO MAKE THREE SEMIANNUAL INTEREST PAYMENTS.

THE CERTIFICATES REPRESENT INTERESTS IN THE ASSETS OF THE PASS-THROUGH TRUSTS FORMED TO FINANCE THE ACQUISITION OF THE AIRCRAFT AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NORTHWEST AIRLINES, INC. OR ANY OF ITS AFFILIATES.
                              -------------------

 INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
                                   PAGE S-17.
                              -------------------

PASS THROUGH                  PRINCIPAL                                FINAL EXPECTED            PRICE TO
CERTIFICATES                    AMOUNT          INTEREST RATE        DISTRIBUTION DATE          PUBLIC (1)
------------------------  ------------------  ------------------  ------------------------  ------------------
        1999--1A          $      235,505,000        6.81%             FEBRUARY 1, 2020             100%
        1999--1B                 111,555,000         7.36             FEBRUARY 1, 2020             100
        1999--1C                  74,140,000         8.13             FEBRUARY 1, 2014             100

---------
  (1) PLUS ACCRUED INTEREST, IF ANY, FROM FEBRUARY 16, 1999.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNDERWRITERS WILL PURCHASE ALL OF THE CLASS A, B AND C CERTIFICATES, IF ANY ARE PURCHASED, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. THE AGGREGATE PROCEEDS FROM THE SALE OF THE CLASS A, B AND C CERTIFICATES WILL BE $421,200,000. NORTHWEST AIRLINES, INC. WILL PAY THE UNDERWRITERS A COMMISSION OF $3,580,200. MORGAN STANLEY & CO. INCORPORATED EXPECTS TO DELIVER THE CERTIFICATES TO PURCHASERS ON FEBRUARY 16, 1999. THE CERTIFICATES WILL NOT BE LISTED ON ANY NATIONAL SECURITIES EXCHANGE.

                              -------------------

MORGAN STANLEY DEAN WITTER  CREDIT SUISSE FIRST BOSTON

                ABN AMRO INCORPORATED
                                CHASE SECURITIES INC.
                                                 SALOMON SMITH BARNEY

FEBRUARY 4, 1999

                               TABLE OF CONTENTS

            PROSPECTUS SUPPLEMENT

                                     PAGE
                                  -----------

Presentation of Information.....      S-3
Summary of Terms................      S-4
The Offering....................      S-8
Risk Factors....................     S-17
The Company.....................     S-25
Use of Proceeds.................     S-30
Description of the
  Certificates..................     S-30
Description of the Deposit
  Agreements....................     S-47
Description of the Escrow
  Agreements....................     S-49
Description of the Liquidity
  Facilities....................     S-49
Description of the Intercreditor
  Agreement.....................     S-55
Description of the Aircraft and
  the Appraisals................     S-61
Description of the Equipment
  Notes.........................     S-62
Certain U.S. Federal Income Tax
  Consequences..................     S-80
Certain Massachusetts Taxes.....     S-83
ERISA Considerations............     S-84
Underwriting....................     S-87
Legal Matters...................     S-88
Experts.........................     S-88
Index of Certain Defined
  Terms.........................  Appendix I
Summary of Aircraft
  Appraisals....................  Appendix II
                 PROSPECTUS

                                     PAGE
                                  -----------

Available Information...........       2
Incorporation of Certain
  Documents by Reference........       2
The Company.....................       3
General Outline of Trust
  Structure.....................       3
Use of Proceeds.................       3
Ratio of Earnings to Fixed
  Charges.......................       4
Description of the
  Certificates..................       5
Description of the Equipment
  Notes.........................      17
United States Federal Income Tax
  Consequences..................      22
ERISA Considerations............      26
Plan of Distribution............      26
Legal Opinions..................      27
Experts.........................      27

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Northwest Airlines, Inc. is offering to sell the certificates and seeking offers to buy the certificates, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sales of the certificates.

                          PRESENTATION OF INFORMATION

    These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the certificates that Northwest Airlines, Inc. is currently offering, and (b) the accompanying prospectus, which provides general information about Northwest Airlines, Inc. pass through certificates, some of which may not apply to the certificates that Northwest Airlines, Inc. is currently offering. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT REPLACES ANY INCONSISTENT INFORMATION INCLUDED IN THE ACCOMPANYING PROSPECTUS.

    We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The "Index of Certain Defined Terms" attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

    At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents above. All such cross references in the prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

                                SUMMARY OF TERMS

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR MORE COMPLETE INFORMATION ABOUT NORTHWEST AIRLINES CORPORATION ("NWA CORP.", AND TOGETHER WITH ITS SUBSIDIARIES, THE "COMPANY" OR "WE") AND NORTHWEST AIRLINES, INC. ("NORTHWEST"), YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AS WELL AS THE MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE CONSIDERED TO BE PART OF SUCH PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" IN THE PROSPECTUS.

                        SUMMARY OF TERMS OF CERTIFICATES

                                                           CLASS A              CLASS B              CLASS C
                                                        CERTIFICATES         CERTIFICATES         CERTIFICATES
                                                     -------------------  -------------------  -------------------
Aggregate Face Amount..............................  $   235,505,000      $   111,555,000      $   74,140,000
Ratings:
  Moody's..........................................          Aa3                  A2                  Baa2
  Standard & Poor's................................          AA                    A                  BBB+

Initial Loan to Aircraft Value (cumulative)(1).....         37.4%                54.9%                66.1%
Expected Principal Distribution Window (in
  years)...........................................       1.0-21.0             1.0-21.0             0.5-15.0
Initial Average Life from Issuance Date (in
  years)...........................................         13.9                 13.0                 10.0
Regular Distribution Dates.........................    February 1 and       February 1 and       February 1 and
                                                          August 1             August 1             August 1

Final Expected Regular Distribution Date...........   February 1, 2020     February 1, 2020     February 1, 2014
Final Legal Distribution Date......................    August 1, 2021       August 1, 2021       August 1, 2015
Minimum Denomination...............................        $1,000               $1,000               $1,000
Section 1110 Protection............................          Yes                  Yes                  Yes
Liquidity Facility Coverage........................     3 semiannual         3 semiannual         3 semiannual
                                                      interest payments    interest payments    interest payments

------------------------

(1) These percentages are calculated as of February 1, 2000, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $619,750,000 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals."

                        EQUIPMENT NOTES AND THE AIRCRAFT

    Set forth below is certain information about the Equipment Notes expected to be held in the trusts and the aircraft expected to secure such equipment notes (the "AIRCRAFT"):

                           EXPECTED       EXPECTED          SCHEDULED                             MAXIMUM
                          REGISTRATION MANUFACTURER'S       AIRCRAFT         APPRAISED        PRINCIPAL AMOUNT
AIRCRAFT TYPE               NUMBER      SERIAL NUMBER   DELIVERY MONTH(1)  BASE VALUE(2)   OF EQUIPMENT NOTES(3)
------------------------  -----------  ---------------  -----------------  --------------  ----------------------
Boeing 747-400..........       671US        26477          March 1999      $  154,750,000     $    105,300,000
Boeing 747-400..........       672US        26475           July 1999         155,000,000          105,300,000
Boeing 747-400..........       673US        26476          August 1999        155,000,000          105,300,000
Boeing 747-400..........       674US        26478         October 1999        155,000,000          105,300,000

------------------------

(1) This information is based upon Northwest's purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay. The delivery deadline for purposes of this offering will be no later than January 31, 2000. See "Description of the Aircraft and the Appraisals-- Deliveries of Aircraft."

(2) The appraised base value of each Aircraft set forth above is based upon the lesser of the average and median values of such Aircraft, projected as of the scheduled delivery month of the related Aircraft, as appraised by the following three independent appraisal and consulting firms:

APPRAISER                                                                               DATE OF APPRAISAL
------------------------------------------------------------------------------------  ----------------------
AVMARK, Inc.........................................................................  January 7, 1999
BK Associates, Inc..................................................................  December 30, 1998
Morten Beyer and Agnew, Inc.........................................................  December 31, 1998

    Such appraisals are based on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. See "Risk Factors--Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of the Aircraft."

(3) The actual principal amount issued for any aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such aircraft. The aggregate principal amount of all of the equipment notes of each series will not exceed the aggregate face amount of Certificates of the corresponding class.

                         LOAN TO AIRCRAFT VALUE RATIOS

    The following table sets forth loan to Aircraft value ratios ("LTVS") for each Class of Certificates as of February 1, 2000 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to have been delivered) and each August Regular Distribution Date thereafter assuming that Equipment Notes of each Series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to January 31, 2000. The LTVs for any Class of Certificates as of dates prior to February 1, 2000 are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of the Aircraft."

    The following table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

                         ASSUMED       CLASS A                          CLASS B                          CLASS C
                        AGGREGATE    CERTIFICATES       CLASS A       CERTIFICATES       CLASS B       CERTIFICATES
                        AIRCRAFT         POOL        CERTIFICATES         POOL        CERTIFICATES         POOL
DATE                    VALUE(1)      BALANCE(2)        LTV(3)         BALANCE(2)        LTV(3)         BALANCE(2)
---------------------  -----------  --------------  ---------------  --------------  ---------------  --------------
February 1, 2000.....  $619,750,000  $231,973,850           37.4%     $107,981,878           54.9%     $ 69,431,868
August 1, 2000.......  601,157,500    228,439,850           38.0       106,516,631           55.7        69,431,868
August 1, 2001.......  582,565,000    221,374,700           38.0       104,861,700           56.0        68,874,768
August 1, 2002.......  563,972,500    214,309,550           38.0       101,515,050           56.0        67,451,265
August 1, 2003.......  545,380,000    207,244,400           38.0        98,168,400           56.0        65,445,600
August 1, 2004.......  526,787,500    200,179,250           38.0        94,821,750           56.0        63,211,281
August 1, 2005.......  508,195,000    193,114,100           38.0        91,363,062           56.0        56,707,298
August 1, 2006.......  489,602,500    186,048,950           38.0        88,128,450           56.0        56,537,888
August 1, 2007.......  471,010,000    178,983,800           38.0        84,781,800           56.0        44,193,911
August 1, 2008.......  452,417,500    171,918,650           38.0        81,435,150           56.0        38,653,277
August 1, 2009.......  433,825,000    164,853,500           38.0        78,088,500           56.0        37,068,410
August 1, 2010.......  415,232,500    157,788,350           38.0        74,741,850           56.0        32,288,230
August 1, 2011.......  396,640,000    150,723,200           38.0        70,570,403           55.8        27,666,364
August 1, 2012.......  378,047,500    143,658,050           38.0        65,143,027           55.2        27,666,364
August 1, 2013.......  359,455,000    136,592,900           38.0        64,701,900           56.0         2,708,926
August 1, 2014.......  340,862,500    129,527,750           38.0        61,355,250           56.0                 0
August 1, 2015.......  316,072,500    120,107,550           38.0        41,066,827           51.0                 0
August 1, 2016.......  291,282,500    110,687,350           38.0        15,880,690           43.5                 0
August 1, 2017.......  266,492,500     82,999,863           31.1         6,430,870           33.6                 0
August 1, 2018.......  241,702,500     43,228,445           17.9         6,430,870           20.5                 0
August 1, 2019.......  216,912,500        747,426            0.3         6,352,757            3.3                 0
August 1, 2020.......  185,925,000              0             NA                 0             NA                 0


                           CLASS C
                        CERTIFICATES
DATE                       LTV(3)
---------------------  ---------------
February 1, 2000.....          66.1%
August 1, 2000.......          67.3
August 1, 2001.......          67.8
August 1, 2002.......          68.0
August 1, 2003.......          68.0
August 1, 2004.......          68.0
August 1, 2005.......          67.1
August 1, 2006.......          67.5
August 1, 2007.......          65.4
August 1, 2008.......          64.5
August 1, 2009.......          64.5
August 1, 2010.......          63.8
August 1, 2011.......          62.8
August 1, 2012.......          62.5
August 1, 2013.......          56.8
August 1, 2014.......            NA
August 1, 2015.......            NA
August 1, 2016.......            NA
August 1, 2017.......            NA
August 1, 2018.......            NA
August 1, 2019.......            NA
August 1, 2020.......            NA

------------------------

(1) We have assumed the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft," declines by 3% per year for the first fifteen years after the year of delivery of such Aircraft, by 4% per year for the next five years and by 5% per year thereafter. Other depreciation assumptions would result in important differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft. See "Description of Deposit Agreement-- Unused Deposits."

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

                              CASH FLOW STRUCTURE

    Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                     [LOGO]

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(1) Each Aircraft leased to Northwest will be subject to a separate Lease and a related Indenture; each Aircraft owned by Northwest will be subject to a separate Indenture; Northwest will have the ability to enter into a sale/leaseback transaction involving an Aircraft it initially owns.

(2) Liquidity Facilities are available with respect to the Class A, B and C Certificates for up to three successive interest payments.

(3) The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium payable by Northwest.

                                  THE OFFERING

Trusts.......................  The Class A Trust, the Class B Trust and the Class C Trust
                               will each be formed pursuant to a separate Pass Through
                               Trust Agreement among NWA Corp., Northwest and State Street
                               Bank and Trust Company, as trustee under each Trust.

Certificates Offered.........  - Class A Certificates

                               - Class B Certificates

                               - Class C Certificates

                               Each Class of Certificates will represent a fractional
                               undivided interest in a related Trust.

Use of Proceeds..............  The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the
                               Depositary. Each Trust will withdraw funds from the related escrow to acquire Equipment Notes issued to finance the
                               acquisition by Northwest, or an Owner Trustee, of four new
                               Boeing 747-400 aircraft scheduled for delivery from March
                               1999 through October 1999. Such aircraft will be operated by
                               Northwest.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee....................  State Street Bank and Trust Company.

Initial Liquidity Provider...  Citibank, N.A. There will be a separate liquidity facility for each Class of Certificates.

Escrow Agent.................  First Security Bank, National Association

Depositary...................  ABN AMRO Bank, Chicago Branch

Trust Property...............  The property of each Trust will include:

                               - Equipment Notes acquired by such Trust.

                               - All rights of the Trust under an intercreditor agreement
                               (including all monies receivable pursuant to such rights).

                               - All rights of the Trust to acquire Equipment Notes under the Note Purchase Agreement.

                               - All rights of the Trust under the related Escrow and
                               Paying Agent Agreement.

                               - All monies receivable under the liquidity facility for
                                 such Trust.

                               - Funds from time to time deposited with the Trustee in
                               accounts relating to such Trust.

Guaranty.....................  NWA Corp. will unconditionally guarantee the payments of
                               Northwest under each lease of an Aircraft entered into by
                               Northwest and each Equipment Note issued or assumed by
                               Northwest.

Regular Distribution Dates...  February 1 and August 1, commencing on August 1, 1999.

Record Dates.................  The fifteenth day preceding the related Distribution Date.

Distributions................  The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust and all payments of interest and

                               Deposit Make-Whole Premium (if any) on the Deposits relating to each Trust to the holders of the Certificates of such
                               Trust, subject, in the case of payments on the Equipment
                               Notes, to the subordination provisions applicable to the
                               Certificates.

                               Subject to the subordination provisions applicable to the
                               Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the
                               applicable Regular Distribution Dates.

                               Subject to the subordination provisions applicable to the
                               Certificates, payments of principal, premium (if any) and
                               interest made on the Equipment Notes resulting from any
                               early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less
                               than 15 days' notice to holders of the related Certificates.

Possible Issuance of Series D
  Equipment Notes............  Series D Equipment Notes may be issued in connection with the financing of Owned Aircraft or Leased Aircraft. Series D
                               Equipment Notes will not be purchased by any of the Trusts and will be funded from sources other than this offering.

Subordination................  The Trusts, the Liquidity Provider and the Subordination
                               Agent will enter into an intercreditor agreement. After the
                               Liquidity Provider is reimbursed (if necessary),
                               distributions on the Certificates will be made in the
                               following order:

                               - First, to the holders of the Class A Certificates.

                               - Second, to the holders of the Class B Certificates.

                               - Third, to the holders of the Class C Certificates.

                               If Northwest is in bankruptcy or certain other specified
                               events have occurred and, in either case, Northwest is
                               continuing to meet certain of its obligations, the
                               subordination provisions applicable to the Certificates
                               permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee......  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each
                               Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture
                               Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the "Controlling
                               Party" will direct the Loan Trustees (including in
                               exercising remedies, such as accelerating such Equipment
                               Notes or foreclosing the lien on the Aircraft securing such
                               Equipment Notes).

                               The Controlling Party will be:

                               - The Class A Trustee until payment of final distributions to the holders of Class A Certificates; and thereafter,

                               - The Class B Trustee until payment of final distributions to holders of Class B Certificates; and thereafter,

                               - The Class C Trustee; and

                               - Under certain circumstances, the Liquidity Provider. If
                               there is more than one Liquidity Provider, the Liquidity
                                 Provider which is owed the greatest amount of obligations
                                 shall have such right.

Limitation on Sale of          In exercising remedies during the nine months after the
  Aircraft...................  earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of
                               Northwest, the Controlling Party may not sell such Equipment
                               Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease
                               rental payments for such Aircraft below a specified
                               threshold.

Right to Buy Other Classes of
  Certificates...............  If Northwest is in bankruptcy or certain other specified events have occurred, the Certificateholders may have the
                               right to buy certain other Classes of Certificates on the
                               following basis:

                               - The Class B Certificateholders will have the right to
                               purchase all of the Class A Certificates.

                               - The Class C Certificateholders will have the right to
                               purchase all of the Class A and Class B Certificates.

                               The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities.........  Under the Liquidity Facility for each Trust, the Liquidity
                               Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Class of
                               Certificates on up to three successive semiannual Regular
                               Distribution Dates at the applicable stated interest rate
                               for such Certificates. The Liquidity Facilities cannot be
                               used to pay any other amount in respect of the Certificates and will not cover amounts held in escrow as Deposits with a
                               Depositary.

                               Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be
                               issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for
                               such Trust.

                               Upon each drawing under any Liquidity Facility to pay
                               interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all
                               interest, fees and other amounts owing to the applicable
                               Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable
                               obligations relating to the other Liquidity Facilities and will rank senior to the Certificates in right of payment.

Escrowed Funds...............  Funds paid to the Escrow Agent by the Certificateholders will be deposited with the applicable Depositary and held as
                               Deposits pursuant to separate Deposit Agreements for each
                               Trust. Funds may be withdrawn by the Escrow Agent at the
                               direction of the applicable Trustee from time to time to
                               purchase Equipment Notes prior to the Delivery Period
                               Termination Date. On each Regular Distribution Date, the
                               applicable Depositary will pay to the Paying Agent interest accrued on the Deposits relating to each Trust at a rate per annum

                               equal to the interest rate applicable to the Certificates
                               issued by such Trust. The Paying Agent, on behalf of the
                               Escrow Agent, will pay such interest to the applicable
                               Certificateholders. The Deposits relating to a Trust and
                               interest paid thereon will not be subject to the
                               subordination provisions applicable to the Certificates. The
                               Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds........  Less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination
                               Date. This may occur because of delays in the delivery of
                               Aircraft or other reasons. If any funds remain as Deposits with respect to any Trust after the Delivery Period
                               Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid
                               interest, to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written
                               notice. In addition, in the case of Deposits relating to the
                               Class A and Class B Certificates, such distribution will
                               include a premium payable by Northwest equal to the Deposit
                               Make-Whole Premium with respect to such Trust's remaining
                               Deposits, provided that no premium will be paid with respect to unused Deposits attributable to the failure of an
                               Aircraft to be delivered prior to the Delivery Period
                               Termination Date due to any reason not occasioned by
                               Northwest's fault or negligence. In the case of Deposits
                               relating to the Class C Certificates, any distribution of
                               any unused amounts will include a premium payable by
                               Northwest equal to the Deposit Make-Whole Premium to the
                               extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii)
                               the aggregate amount of all such distributions relating to
                               Class C Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $5 million. See
                               "Description of the Deposit Agreements--Unused Deposits."

Obligation to Purchase
  Equipment Notes............  The Class A, Class B and Class C Trustees will be obligated to purchase the Series A, Series B and Series C Equipment
                               Notes issued with respect to each Aircraft pursuant to the
                               Note Purchase Agreement. Northwest may enter into a
                               leveraged lease financing or a secured debt financing with respect to each Aircraft pursuant to forms of financing
                               agreements attached to the Note Purchase Agreement.
                               Northwest may elect to convert an Owned Aircraft to a Leased
                               Aircraft at any time by entering into a sale/leaseback
                               transaction. In the case of a Leased Aircraft, the terms of the financing agreements entered into may differ from the
                               forms of such agreements described in this Prospectus
                               Supplement because a third party--the Owner
                               Participant--will provide a portion of the financing of the
                               Aircraft and may request changes. However, under the Note
                               Purchase Agreement, the terms of such financing agreements must (a) contain the mandatory document terms set forth in the Note Purchase Agreement and (b) not vary the mandatory economic terms set forth in the Note Purchase Agreement. In addition, Northwest must (a) certify to the Trustees that
                               any such modifications do not materially and adversely
                               affect the Certificateholders or (b) if such agreements are modified in

                               any material respect, obtain written confirmation from each
                               Rating Agency that the use of such agreements will not
                               result in a withdrawal, suspension or downgrading of the
                               rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Northwest is in bankruptcy or certain other
                               specified events have occurred. See "Description of the
                               Certificates-- Obligation to Purchase Equipment Notes."

PTC Events of Default........  PTC Events of Default under each Pass Through Trust
                               Agreement are the failure to pay within 10 business days
                               after it is due:

                               - the outstanding balance of any Class of Certificates on
                               the final legal distribution date; or

                               - interest due on any Class of Certificates.

Equipment Notes

(a) Issuer...................  LEASED AIRCRAFT. If Northwest leases an Aircraft, the
                               Aircraft will be owned by an Owner Trust created by the
                               related Owner Participant and the Equipment Notes for such
                               Aircraft will be issued by the applicable Owner Trustee. The
                               Equipment Notes will represent obligations of the Owner
                               Trust. Payments scheduled to be made by Northwest under the lease will be in amounts sufficient to pay scheduled
                               payments on the Equipment Notes. The obligations of
                               Northwest under the lease will be guaranteed by NWA Corp.

                               OWNED AIRCRAFT. If Northwest purchases an Aircraft, the
                               Equipment Notes will be issued by Northwest and guaranteed by NWA Corp.

(b) Interest.................  The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such
                               Trust set forth on the cover page of this Prospectus
                               Supplement. Interest will be payable on February 1 and
                               August 1 of each year, commencing on the first such date
                               after issuance of such Equipment Notes. Interest is
                               calculated on the basis of a 360-day year consisting of
                               twelve 30-day months.

(c) Principal................  Principal payments on the Series A, Series B and Series C
                               Equipment Notes are scheduled on February 1 or August 1, or both, in certain years, commencing on August 1, 1999. See
                               "Description of the Certificates--Pool Factors."

(d) Redemption and             AIRCRAFT EVENT OF LOSS. If an Event of Loss occurs with
  Purchase...................  respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such
                               Aircraft is replaced by Northwest under the related lease or financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes,
                               together with accrued interest, but without any premium.

                               OPTIONAL REDEMPTION. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to
                               maturity. The redemption price in such case will be the
                               unpaid principal amount of such Equipment Notes, together
                               with accrued interest plus a make-whole premium. See
                               "Description of the Equipment Notes-- Redemption."

                               PURCHASE BY OWNER. If an event of default under a lease
                               relating to an Aircraft (a "LEASE") is continuing, the
                               applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such
                               Aircraft, subject to the terms of the applicable Indenture.
                               The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued
                               interest, but without any premium (PROVIDED that a
                               make-whole premium will be payable under certain
                               circumstances specified in the applicable Indenture).

(d) Security.................  The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of Leased Aircraft, in the related Owner
                               Trustee's rights under the Lease with respect to such
                               Aircraft (with certain limited exceptions).

                               The Equipment Notes issued in respect of an Aircraft will
                               not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or
                               other exercise of remedies with respect to such Aircraft
                               will not be available to cover any shortfall with respect to any other Aircraft.

                               There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes
                               issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining
                               Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(e) Section 1110               Northwest's special counsel will provide to the Trustees its
  Protection.................  opinion that the benefits of Section 1110 of Title 11 of the
                               United States Code (the "BANKRUPTCY CODE") will be available with respect to the Equipment Notes.

Certain U.S. Federal Income
  Tax Consequences...........  Each Trust will not be subject to U.S. federal income taxation. Each beneficial owner of a Certificate who is a
                               U.S. Certificateholder (as defined herein) generally will be required to report on its federal income tax return its pro rata share of income from the relevant Deposits at the
                               related Certificate interest rate, income from the Equipment
                               Notes at the interest rate thereon (including amounts paid by the Liquidity Provider) and income on other property held by the related Trust and will be permitted to deduct,
                               subject to applicable limitations, its share of the
                               deductions and losses of the related Trust. See "Certain
                               U.S. Federal Income Tax Consequences".

ERISA Considerations.........  Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b)
                               the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee
                               Retirement Income Security Act of 1974 and the Internal
                               Revenue Code of 1986 pursuant to one or more prohibited
                               transaction statutory or administrative exemptions. See
                               "ERISA Considerations."

Rating of the Certificates...  It is a condition to the issuance of the Certificates that the Certificates be rated by Moody's and Standard & Poor's not less than the ratings set forth below:

CERTIFICATES                                         MOODY'S    STANDARD & POOR'S
-------------------------------------------------  -----------  ------------------
Class A..........................................      Aa3              AA
Class B..........................................      A2               A
Class C..........................................     Baa2             BBB+

                               A rating is not a recommendation to purchase, hold or sell
                               Certificates, since such rating does not address market
                               price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or
                               withdrawn by a Rating Agency.

                               Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust
                               Property and Escrow Receipts initially representing
                               undivided interests in certain rights to the Deposits.
                               Amounts deposited under the Escrow Agreement are not
                               entitled to the benefits of Section 1110 of the Bankruptcy
                               Code. Counsel for Northwest will opine that, subject to the assumptions and qualifications contained therein, amounts
                               deposited under the Escrow Agreement are not property of
                               Northwest. Neither the Certificates nor the Escrow Receipts
                               may be separately assigned or transferred.

                                                                                  MOODY'S      STANDARD & POOR'S
                                                                               -------------  -------------------
Rating of the Depositary............  Short Term.............................          P-1              A-1+

Threshold Rating for the Liquidity    Short Term
  Provider..........................
                                      Class A................................          P-1              A-1+
                                      Class B................................          P-1               A-1
                                      Class C................................          P-1               A-1

Liquidity Provider Rating....  Citibank, N.A. meets the Threshold Rating requirement for the Class A, B and C Certificates.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

    The following table presents summary consolidated financial data and operating statistics of NWA Corp. The 1998 historical financial data were derived from NWA Corp.'s Form 8-K dated January 22, 1999, and the 1997 and 1996 historical financial data were derived from Old NWA Corp.'s (as defined herein) audited consolidated financial statements and the notes thereto, incorporated by reference in the prospectus accompanying this prospectus supplement and should be read in conjunction herewith. See "Incorporation of Certain Documents by Reference" in the prospectus accompanying this prospectus supplement.

                                                                                  YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------

                                                                                1998        1997        1996
                                                                             ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA (IN MILLIONS, EXCEPT PER SHARE DATA):
  Operating revenues
    Passenger..............................................................  $  7,606.5  $  8,822.1  $  8,598.3
    Cargo..................................................................       663.5       789.4       745.8
    Other..................................................................       804.8       614.3       536.4
                                                                             ----------  ----------  ----------
                                                                                9,044.8    10,225.8     9,880.5
                                                                             ----------  ----------  ----------

  Operating expenses(1)....................................................     9,236.2     9,086.6     8,826.7
                                                                             ----------  ----------  ----------
  Operating income (loss)..................................................      (191.4)    1,157.2     1,053.8
                                                                             ----------  ----------  ----------
  Amounts before 1997 extraordinary item(2)(3):
    Income (loss)..........................................................  $   (285.5) $    605.8  $    536.1
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  Earnings (loss) per common share:
    Basic..................................................................  $    (3.48) $     5.89  $     5.05
    Diluted................................................................       (3.48)       5.29        4.52
OTHER DATA:
  Ratio of earnings to fixed charges.......................................         .17 (4)       3.05x       2.74x
OPERATING STATISTICS(5):
  Scheduled Service:
    Available seat miles (millions)(6).....................................    91,310.7    96,963.6    93,913.7
    Revenue passenger miles (millions)(7)..................................    66,738.3    72,031.3    68,639.1
    Passenger load factor(%)(8)............................................        73.1        74.3        73.1
    Revenue passengers (millions)..........................................        50.5        54.7        52.7
    Revenue yield per passenger mile(cents)(9).............................       11.26       12.11       12.53
    Passenger revenue per scheduled ASM (cents)............................        8.23        9.00        9.16

  Operating revenue per total ASM (cents)(10)..............................        9.12        9.76        9.85
  Operating expense per total ASM (cents)(10)..............................        9.21        8.63        8.78

  Cargo ton miles (millions)(11)...........................................     1,954.4     2,282.8     2,215.8
  Cargo revenue per ton mile (cents).......................................       32.39        34.5        33.7
  Fuel gallons consumed (millions).........................................     1,877.1     1,996.3     1,945.1
  Average fuel cost per gallon (cents).....................................       53.60       64.86       67.21
  Number of operating aircraft at year-end.................................         409         405         399
  Full-time equivalent employees at year-end...............................      50,565      48,984      47,536

                                                                                            AT            AT
                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1998          1997
                                                                                       ------------  ------------
BALANCE SHEET DATA (IN MILLIONS):
  Cash, cash equivalents and unrestricted short-term investments.....................   $    480.0    $  1,039.9
  Total assets.......................................................................     10,280.8       9,336.2
  Long-term debt, including current portion..........................................      4,000.7       2,069.3
  Mandatorily redeemable preferred security of subsidiary............................        564.1         486.3
  Redeemable stock:
    Preferred........................................................................        260.7         306.2
    Common...........................................................................           --         848.5
  Common stockholders' equity (deficit)..............................................       (476.7)       (311.0)

------------------------

(1) The Company recorded a fleet disposition charge of $65.9 million ($41.6 million after tax or $.51 per share) related to its seven oldest Boeing 747 aircraft in the fourth quarter of 1998. The Company has made provisions for out-of period charges related to both collective bargaining agreements that were ratified in 1998 and estimated provisions for the Company's remaining amendable collective bargaining agreements of $150.7 million ($95.4 million after tax or $1.16 per share) for year ended December 31, 1998.

(2) The 1997 extraordinary item was $(9.3) million ($.10 basic share and $.08 per diluted share).

(3) Excludes the effects of the 1996 preferred stock transaction ($.75 per basic share and $.68 per diluted share).

(4) Earnings were inadequate to cover fixed charges by $452.3 million for the year ended December 31, 1998.

(5) All statistics exclude Express Airlines I, Inc.

(6) "AVAILABLE SEAT MILES" ("ASMS") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(7) "REVENUE PASSENGER MILES" ("RPMS") represents the number of miles flown by revenue passengers in scheduled service.

(8) "PASSENGER LOAD FACTOR" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(9) "REVENUE YIELD PER PASSENGER MILE" represents the average revenue received from each mile a passenger is flown in scheduled service.

(10) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of eight 747 freighter aircraft, MLT Inc. and gain/loss on disposition of assets.

(11) "CARGO TON MILES" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

    YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN THE CERTIFICATES.

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING STATEMENTS REGARDING OUR FUTURE FINANCIAL POSITION, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT SUCH EXPECTATIONS WILL BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ARE DISCLOSED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

RISK FACTORS RELATING TO NORTHWEST AND NWA CORP.

    INDEBTEDNESS

    The Company has substantial levels of indebtedness. As of December 31, 1998, we had long-term debt, capital lease obligations and current maturities of $4.66 billion. 46% of this indebtedness bears interest at floating rates. The amount of our long-term debt that matures in 1999 is $319.2 million. Additionally, $168.0 million matures in 2000, $148.0 million matures in 2001 and $1.05 billion matures in 2002. As of December 31, 1998, future minimum lease payments under capital leases were $57.6 million for 1999. This amount is $59.7 million for 2000, $62.2 million for 2001 and $229.6 million for 2002. These levels of indebtedness do not include our mandatory obligations to redeem $260.7 million of our preferred stock in 2003 and non-recourse mandatorily redeemable preferred securities of one of NWA Corp.'s subsidiaries of $564.1 million.

    In addition, Northwest operates in a capital intensive industry. Periodically, Northwest is required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by commercial financing.

    LABOR AGREEMENTS

    Unions represent approximately 90% of our employees. Consequently, labor wage rates and costs are subject to collective bargaining. The current status of Northwest's principal labor agreements is as follows:

    PILOTS. In September 1998, our pilots ratified a four-year agreement that becomes amendable in September 2002. Ratification followed a strike by our pilots which resulted in an 18-day cessation of flight operations.

    METEOROLOGISTS, TECHNICAL WRITERS, AND DISPATCHERS. These employees ratified new five-year and six-year agreements during the fourth quarter of 1998. The increased cost under these agreements will not have a material financial impact on us.

    FLIGHT ATTENDANTS. The agreement with our flight attendants became amendable in August 1996. Contract negotiations began in 1996 and are currently being mediated by the National Mediation Board.

    MECHANICS AND RELATED EMPLOYEES, CUSTOMER SERVICE AGENTS, EQUIPMENT SERVICE EMPLOYEES, CLERKS, RESERVATION AGENTS AND STOCK CLERKS. Our agreement with our ground employees became amendable in October 1996. Negotiations began at that time with the International Association of Machinists and Aerospace Workers ("IAM"), who represented our ground employees. In June 1998, we reached a tentative agreement with the IAM, which was not ratified by the union membership. In November 1998, at a representation election, a majority of the mechanics and related employees elected the Aircraft Mechanics Fraternal Association to be their collective-bargaining representative. The IAM is protesting the election and certification of the vote is currently under review. The remaining ground employees continue to be represented by the IAM. On January 23, 1999, Northwest and the IAM reached a new four-year tentative agreement that will be submitted to the union membership for a ratification vote. We cannot predict the outcome of the ratification vote.

    Because the terms of the new labor agreements are determined by collective bargaining, we cannot predict the outcome of the remaining negotiations at this time. We believe that our labor costs will remain competitive in comparison to other large U.S. airlines.

    RISKS REGARDING NORTHWEST/JUSTICE DEPARTMENT LITIGATION

    In November 1998, Northwest and Continental Airlines, Inc. ("CONTINENTAL") began implementing their long-term global alliance involving extensive code-sharing, frequent flyer reciprocity and other cooperative activities. In a related transaction, the Company acquired from Continental's principal shareholder and certain other parties securities representing 13.5% of Continental's equity as of December 31, 1998 and, together with additional Continental shares for which NWA Corp. holds a limited voting proxy, 50.3% of the fully-diluted voting power of Continental. On October 23, 1998, the U.S. Department of Justice commenced a civil antitrust action against us and Continental challenging our acquisition of the Continental securities. The Justice Department is seeking to have us divest the Continental securities we acquired or the imposition of restrictions on us with respect to the Continental securities acquired. Although we cannot predict the outcome of litigation, we intend to defend the lawsuit vigorously. The lawsuit did not challenge the alliance between Northwest and Continental, although the Justice Department has indicated that they will continue to monitor the alliance.

    ASIA ECONOMIC ISSUES

    Our results of operations are affected by the level of economic activity in the United States and foreign markets that we serve. The general economic environment in Asia adversely impacted our Pacific revenues in 1998. In response to the continued weak economic environment and lower demand in the Pacific, Northwest reduced its capacity in the region. Northwest cannot predict the extent and the length of the weakened Asian economy and the degree to which it will continue to adversely impact its Pacific revenues.

    RISKS REGARDING ALLIANCES

    Northwest is currently a party to numerous alliances with other airlines, and may enter into additional alliances in the future. Northwest's ability to grow its route network by entering into alliances depends upon the availability of suitable alliance candidates and the ability of Northwest and its alliance partners to meet business objectives and to perform their obligations under the alliance agreements. Northwest's ability to successfully achieve the anticipated benefits of its alliances depends upon many factors including:

    - Disapproval or delay by regulatory authorities or adverse regulatory developments.

    - Competitive pressures.

    - Customer acceptance of the alliance.

    - Northwest and its alliance partners' ability to modify certain contracts that may restrict certain aspects of the alliance.

We cannot predict the extent to which we will benefit from Northwest's alliances.

    YEAR 2000

    Computerized systems are essential to our operations. Many computer programs in use around the world use only two digits to identify the applicable year and do not take account of the change in century that will occur in the year 2000. If this problem is not corrected, computer applications could fail or create mistakes. As a result, we have implemented a Year 2000 project to modify our computer systems to function properly in 2000 and in the years after that. Our Year 2000 project should be completed in early 1999, and we believe that the Year 2000 issue will not pose significant operational problems for our computer systems.

    We have also contacted our significant suppliers, vendors and other airlines with whom our systems interface or upon whom our business depends. We are working with these parties to minimize the extent to which our business will be vulnerable to their failure to remedy their Year 2000 issues. Our business also depends upon foreign governments and agencies and certain United States governmental agencies, such as the Federal Aviation Administration ("FAA"), that provide essential services to the aviation industry. We cannot predict whether the systems of such third parties that our business relies on (including those of the FAA) will be modified on a timely basis.

    Our business, financial condition and results of operations could be materially adversely affected if our systems, or those operated by other parties on which our business depends, fail to operate properly beyond 1999.

    FOREIGN CURRENCY EXPOSURE

    Northwest conducts a significant portion of its operations in foreign locations. As a result, Northwest has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies. Fluctuations in such foreign currencies, especially the Japanese yen, can significantly affect Northwest's operating performance. From time to time, Northwest uses financial instruments to hedge its exposure to the Japanese yen. As of December 31, 1998, Northwest had entered into $405.8 million (47.50 billion yen) in forward contracts to hedge a portion of its 1999 forecasted yen-denominated ticket sales.

    POSSIBLE LIMITATION ON NET OPERATING LOSS CARRYFORWARDS

    We used net operating loss carryforwards ("NOLS") that we carried forward from earlier years of approximately $1.20 billion from 1994 through 1996 and alternative minimum tax net operating loss carryforwards ("AMTNOLS") of approximately $588 million from 1993 through 1996. The Internal Revenue Code of 1986, as amended (the "CODE"), and Treasury regulations limit the amounts of NOLs and AMTNOLs that can be used to offset taxable income (or used as a credit) in any single tax year if the corporation has more than a 50% ownership change (as defined in the Code) over a three-year testing period ending on the testing date. In general, if an "ownership change" occurs, Sections 382 and 383 limit the amount of NOLs, AMTNOLs and credits that can be carried forward and used in any one year after the ownership change occurs to an amount equal to the product of the value of the corporation's stock for tax purposes immediately before the change multiplied by the "long-term tax-exempt rate" as determined by the Internal Revenue Service (the "IRS") for the month of the change. Management believes that an offering of outstanding common stock by existing stockholders in November 1995 triggered an ownership change, but that no ownership change occurred before that time. If an ownership change did occur as a result of that offering, management believes that, even as limited by the Code, the Company could use the NOLs, AMTNOLs and credits significantly earlier than their expiration and the annual limitations would not adversely impact the Company. However, if the IRS were to successfully assert that an ownership change had occurred on any date prior to November 1995 (including August 1, 1993 when the Company entered into labor agreements that provided stock for labor concessions) our ability to use our NOLs and AMTNOLs and credits would be significantly impaired because the value of Old NWA Corp.'s stock on certain prior testing dates was relatively low. Such value would adversely affect the annual limitation described above.

    OTHER TAX MATTERS

    In November 1995, the IRS issued proposed adjustments to our tax returns for the 1988 through 1991 tax years. Certain of these proposed adjustments result from a disagreement between us and the IRS as to when approximately $385 million of taxable income should be recognized. We disagree with the IRS proposals and are vigorously contesting these proposed adjustments. If the IRS prevails, we would recognize taxable income and use our NOLs sooner than scheduled. This change would not require a material charge to our income tax expense.

    NEGATIVE NET WORTH

    As of December 31, 1998, our common stockholders' deficit was $476.7 million. Certain investors and lenders will not invest in or lend to, or will limit their investments in or loans to a company with a stockholders' deficit. As a result, our ability to obtain additional financing may be adversely affected.

RISK FACTORS RELATED TO THE AIRLINE INDUSTRY

    INDUSTRY CONDITIONS AND COMPETITION

    The airline industry is highly competitive. Airline profit levels are highly sensitive to adverse changes in fuel costs, average fare levels and passenger demand. Passenger demand and fare levels have historically been influenced by, among other things, the general state of the economy, international events, airline capacity and pricing actions taken by other airlines. For example, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers resulted in unprecedented losses for U.S. airlines, including us. Since then, the U.S. economy has improved and broadly available, deep price discounting has ceased. We cannot predict the extent to which these industry conditions will continue.

    Northwest's competitors include all the other major domestic airlines, as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than Northwest. Northwest uses yield inventory management systems to vary the number of discount seats offered on each flight in an effort to maximize revenues while remaining price competitive with lower-cost carriers. These competitors' low-cost fares could affect our operating results.

    In recent years, the major U.S. airlines have formed marketing alliances with other U.S. and foreign airlines. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on that airline's segment of flights connecting with alliance partners. Other major U.S. airlines have alliances or planned alliances that may be more extensive than Northwest's alliances. We cannot predict the extent to which we will be disadvantaged by competing alliances.

    AIRCRAFT FUEL

    Because fuel costs are a significant portion of our operating costs (11.9% for 1998), significant changes in fuel costs would materially affect our operating results. Fuel prices continue to be susceptible to, among other factors, political events, and we cannot control near or longer-term fuel prices. We may experience higher fuel prices or have to curtail scheduled services due to a fuel supply shortage that may result from a disruption of oil imports or other events. A one cent change in the cost of a gallon of fuel (based on 1998 consumption) would impact our operating expenses by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet.

    REGULATORY MATTERS

    Airlines are subject to extensive regulatory requirements. In the last several years, the FAA has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines. We expect to continue to incur expenditures to comply with the FAA's noise and aging aircraft regulations.

    Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the Department of Transportation ("DOT") have also proposed the regulation of airlines' actions taken in response to their competitors' activities. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. We cannot assure you that laws or regulations enacted in the future will not adversely affect us.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

    APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix II. Such appraisals, which are based upon the base value of the Aircraft, rely on certain varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft and may not reflect current market conditions that could affect the value of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals".

    An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

    - market and economic conditions;

    - the availability of similar aircraft;

    - the availability of buyers;

    - the condition of the Aircraft; and

    - whether the Aircraft are sold separately or as a block.

    There can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates. The Equipment Notes are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

    MAINTENANCE

    To the extent described in the Leases, Northwest will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If Northwest fails to adequately perform these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if Northwest fulfills its maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See "Description of Equipment Notes--The Leases."

    INSURANCE

    To the extent described in the Leases, Northwest must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If Northwest fails to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss may be insufficient to repay the holders of Equipment Notes. See "Description of the Equipment Notes--The
Leases--Insurance."

    REPOSSESSION

    There are no general geographic restrictions on Northwest's ability to operate the Aircraft. Although it does not currently intend to do so, Northwest is permitted to register the Aircraft in foreign jurisdictions and to lease an Owned Aircraft or sublease a Leased Aircraft, as the case may be. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if the Aircraft is located outside the United States, is registered in a foreign location or is subleased to a foreign operator. Additional difficulties may exist when a permitted sublessee, in the case of a Leased Aircraft, or lessee, in the case of an Owned Aircraft is the subject of a bankruptcy, insolvency or similar event.

    In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the security interest in the Aircraft. As a result, the benefits of the security interest created for the benefit of the Equipment Notes could be limited.

    PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    According to the intercreditor agreement among the Trusts, the Liquidity Provider and the Subordination Agent (the "INTERCREDITOR AGREEMENT"), the Liquidity Provider receives payment of all amounts owed to it before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions." Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates--Subordination." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

    CONTROL OVER COLLATERAL; SALE OF COLLATERAL

    If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

    The "CONTROLLING PARTY" will be:

    - The Class A Trustee until payment of final distributions to the holders of Class A Certificates; and thereafter,

    - The Class B Trustee until payment of final distributions to the holders of Class B Certificates; and thereafter,

    - The Class C Trustee; and

    - Under certain circumstances, the Liquidity Provider shall have the right to become the Controlling Party if the obligations owed to it have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider which is owed the greater amount of obligations shall have such right.

    During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, any Owner Participant or any Trustee.

    REVISIONS TO AGREEMENTS

    The Owner Participants have not yet been identified. In connection with the negotiation of definitive documents for a leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner Trust related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this Prospectus Supplement. However, these documents must still contain certain economic terms and document terms. See "Description of the Certificates--Obligation to Purchase Equipment Notes."

    Each Owner Participant will have the right to sell, assign or otherwise transfer its interest as Owner Participant in any Leased Aircraft transaction, subject to the terms and conditions of the relevant Participant Agreement and related documents.

    UNUSED ESCROWED FUNDS

    Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for that Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust. In addition, if the remaining Deposits relate to the Class A and Class B Trusts, such distribution will include a premium payable by Northwest equal to the Deposit Make-Whole Premium with respect to such remaining Deposits. However, no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C Certificates, any distribution of any unused amounts will include a premium payable by Northwest equal to the Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $5 million. See "Description of the Deposit Agreements--Unused Deposits."

    RATINGS OF THE CERTIFICATES

    It is a condition to the issuance of the Certificates that the Class A Certificates be rated not lower than Aa3 by Moody's Investors Service, Inc. ("MOODY'S") and AA by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("STANDARD & POOR'S"), the Class B Certificates be rated not lower than A2 by Moody's and A by Standard & Poor's and the Class C Certificates be rated not lower than Baa2 by Moody's and BBB+ by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of Northwest, any Depositary or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the applicable Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft and the subordination provisions applicable to the Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the final distribution date. Such ratings do not address the possibility of certain defaults or other circumstances (such as a loss event) which could result in the payment of the outstanding principal amount of the Certificates prior to the final legal distribution date. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreement are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine that, subject to the assumptions and qualifications contained therein, amounts deposited under the Escrow Agreement are not property of Northwest. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

    The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

    LIMITED ABILITY TO RESELL THE CERTIFICATES

    Prior to this offering, there has been no public market for the Certificates. None of Northwest, NWA Corp. or any Trust intends to apply for listing of the Certificates on any securities exchange or for quotation on the Nasdaq National Market. The underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                  THE COMPANY

    NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline (as measured by 1997 RPMs) and is engaged in the business of transporting passengers and cargo. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

    - domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

    - an extensive Pacific route system with hubs at Tokyo and Osaka;

    - a trans-Atlantic alliance with KLM Royal Dutch Airlines ("KLM") that operates through a hub in Amsterdam; and

    - a global alliance with Continental.

RECENT ALLIANCE DEVELOPMENTS

    On November 20, 1998, NWA Corp. issued 2.6 million shares of common stock and paid $399.5 million in cash to acquire the beneficial ownership of 8.7 million shares of Class A Common Stock of Continental. These shares represent 13.5% of Continental's common stock and, together with additional Continental shares for which NWA Corp. holds a limited voting proxy, 50.3% of its fully-diluted voting power as of December 31, 1998. Under its agreements with Continental, the Company's voting rights are limited for ten years.

    In a related transaction, Northwest and Continental have entered into a thirteen-year global strategic commercial alliance that connects the two carriers' networks and includes extensive code-sharing, frequent flyer reciprocity and other cooperative activities. The airlines will continue operating their two networks, which overlap on only seven routes, under separate identities. The combined network will result in a domestic presence comparable to that of either United Air Lines, Inc. or American Airlines, Inc. (based on 1998 ASMs), provide Northwest access to Latin America and increase its Pacific presence.

    In December 1998, Northwest and Continental began implementing their alliance. Since then they have initiated code-sharing to several points in Asia and to many domestic cities. Northwest anticipates that it will add additional code-sharing with Continental in 1999; however, further international code-sharing is subject to certain regulatory approvals. Through increased domestic and international connections, Northwest anticipates increasing its market share and enhancing its revenue. Other joint activities anticipated to be implemented include airport facility coordination, joint purchasing, certain coordinated sales programs, and the inclusion of Continental in Northwest's trans-Atlantic joint venture alliance with KLM. Through combined purchasing power and increased efficiencies in airport operations, Northwest also anticipates reducing its operating costs.

    In November 1998, KLM and Alitalia announced a strategic commercial alliance and began code-sharing. KLM and Alitalia have stated that they expect to develop a European multi-hub network based in Amsterdam, Rome and Milan. Continental and Alitalia currently code-share between the U.S. and Italy and Northwest anticipates that Alitalia will also join the Northwest/KLM trans-Atlantic joint venture alliance, subject to regulatory approvals. If consummated, the addition of Alitalia and Continental to the Northwest/KLM trans-Atlantic joint venture alliance would create a combination comparable in scale and scope to other global alliances, resulting in over a 15% trans-Atlantic share (based on 1998
ASMs) with service to 48 countries.

1998 OPERATING RESULTS

    The Company reported a net loss of $285.5 million and an operating loss of $191.4 million for the year ended December 31, 1998, as compared to net income of $596.5 million and operating income of $1.16 billion for the year ended December 31, 1997. The 1998 operating results were negatively affected by labor-related disruptions. These included work actions, a 30-day cooling off period, an 18-day cessation of flight operations due to the pilots' strike, a seven-day gradual resumption of flight operations and a rebuilding of traffic demand. The Company estimates the impact of the labor-related disruptions during 1998 to be approximately $1.0 billion on a pre-tax basis. For the quarter ended December 31, 1998, the Company reported a net loss of $181.3 million and an operating loss of $192.2 million, as compared to net income of $105.4 million and operating income of $227.3 million for the quarter ended December 31, 1997.

    In December 1998, the Company decided to accelerate the retirement of its seven oldest Boeing 747 aircraft. As a result, the Company recorded in the fourth quarter of 1998 a fleet disposition charge of $65.9 million ($41.7 million after tax). Four of the seven aircraft will be replaced with new Boeing 747-400 aircraft which are the subject of this Offering and are scheduled for delivery in 1999. Pursuant to a January 1999 agreement between Northwest and The Boeing Company, the delivery of three of these aircraft was accelerated. This agreement accelerates the delivery of one aircraft that was originally scheduled to enter Northwest's fleet in 2000 and two aircraft that were originally scheduled for 2002.

    On December 31, 1998, the Company had $1.0 billion available to be borrowed under its secured revolving credit facilities along with $480.0 million of cash and cash equivalents, for total liquidity of $1.48 billion.

OPERATIONS AND ROUTE NETWORK

    Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 50.5 million enplanements and flew over 66.7 billion RPMs in 1998. Northwest began operations in 1926.

    Northwest has expanded its network and provides greater service to its customers through the use of domestic and international alliances and code-share agreements with other airlines. Code-sharing is an agreement under which an airline's flights can be marketed under the two-letter designator code of another airline. By coordinating flight schedules, product development and marketing, Northwest and its 19 alliance partners provide a global network to over 550 cities in the U.S., Canada, Asia, India, the South Pacific, Mexico and the Caribbean, Europe, the Middle East, Africa and Latin America.

    DOMESTIC SYSTEM

    Northwest's domestic route system serves 46 states in the U.S., the District of Columbia, Mexico, Canada and the Caribbean. Northwest operates its domestic system through its hubs at Detroit, Minneapolis/St. Paul and Memphis. The hub system gathers passengers from the hub and cities surrounding the hub and provides more frequent local and connecting service than if each route were served on a nonstop point-to-point basis. As part of its alliance with Continental, Northwest's passengers will be able to connect through Continental's hubs in Newark, Houston and Cleveland to additional cities not previously served by Northwest.

    Northwest's hubs provide connections to feed traffic into its ten gateway cities for international service. Northwest operates international flights from its Detroit and Minneapolis/St. Paul hubs as well as from Anchorage, Boston, Honolulu, Las Vegas, Los Angeles, New York, Philadelphia, San Francisco, Seattle and Washington D.C. In addition, KLM operates flights to Amsterdam from Memphis, Atlanta, Chicago and Houston.

    Northwest has exclusive marketing agreements with two regional carriers:
Mesaba Aviation, Inc. ("MESABA") and Express Airlines I, Inc. ("EXPRESS"), a wholly-owned indirect subsidiary of NWA Corp. Under these agreements, these regional carriers operate their flights under the Northwest "NW" code and are identified as Northwest Airlink carriers. The primary purpose of these marketing agreements is to provide more frequent service to small cities, which increases connecting traffic at our hubs. Currently these carriers exclusively serve 77 airports.

    DETROIT. Northwest and Mesaba together serve over 130 cities from Detroit. For the 12 months ended March 31, 1998, Northwest and Mesaba enplaned 67% of originating passengers from this hub, while the next largest competitor enplaned 5%. Detroit, which is the seventh largest origination/destination hub in the U.S., is Northwest's largest international gateway from the continental U.S., offering nonstop flights to 17 foreign cities, including 20 nonstop flights to Japan per week.

    MINNEAPOLIS/ST. PAUL. Northwest and Mesaba together serve over 140 cities from Minneapolis/St. Paul. For the 12 months ended March 31, 1998, Northwest and Mesaba enplaned 74% of originating passengers from this hub, while the next largest competitor enplaned 5%. Minneapolis/St. Paul is the eleventh largest origination/destination hub in the U.S.

    MEMPHIS. Northwest and Express together serve over 80 cities from Memphis. For the 12 months ended March 31, 1998, Northwest enplaned 57% of originating jet passengers from this hub, while the next largest competitor enplaned 23%.

    Northwest has additional marketing agreements with Alaska Airlines, Horizon Air, Trans States Airlines, Inc., and America West Airlines, Inc. for code-sharing on some of these carriers' routes in the western U.S. The primary purpose of the arrangements with these airlines is to provide increased connections between Northwest's route network and their route networks to generate increased traffic into Northwest's domestic system and international gateways to the Pacific.

    Northwest, together with Mesaba, currently operates service to seven cities in Mexico, 12 cities in Canada and five cities in the Caribbean. Through its alliance with Continental, Northwest will be able to provide substantial connecting service to Mexico and Central America, as Continental is one of the leading airlines providing service to the region, serving more destinations there than any other U.S. airline.

    INTERNATIONAL SYSTEM

    Northwest has a comprehensive route network to the Pacific, providing extensive service to Japan and China and also serves destinations to Europe and India. The Company has joint marketing alliances and code-share agreements with other foreign carriers that allow it to expand its service and enter additional markets with minimal capital outlay. Northwest operates its international routes under route certificates issued by the DOT. Substantial portions of Northwest's Pacific route certificates are permanent and do not require renewal by the DOT. Certain other international route certificates are temporary and subject to periodic renewal by the DOT. Northwest requests extensions of these certificates when and as appropriate. The DOT typically renews temporary authorities on routes where the authorized carrier is providing a reasonable level of service.

    PACIFIC. Northwest has served the Pacific market since 1947 and has one of the world's largest Pacific route networks, with over 470 weekly flights. Northwest's Pacific operations are concentrated at its Tokyo hub. Northwest has the largest slot portfolio of any non-Japanese airline at Tokyo's slot-constrained Narita International Airport, with 316 weekly takeoff and landing slots. Northwest uses its route certificate and slot portfolio to operate a network linking eight U.S. gateways and ten Asian and Micronesian destinations via Tokyo. Northwest has also developed a hub at Osaka's Kansai airport, where it holds 108 takeoff and landing slots. Northwest currently operates 42 weekly departures from Osaka, which includes service between four U.S. gateways and three Asian destinations.

    Northwest provides passenger service between various points in the U.S. and Japan and operates flights between Japan and Korea, Taiwan, the Philippines, Thailand, Singapore, Northern Mariana Islands, and China, including Hong Kong. Northwest's Japan presence results from the 1952 U.S.-Japan bilateral aviation agreement, as amended, which establishes rights to carry traffic between Japan and the U.S. and extensive "fifth freedom" rights between Japan and India, the South Pacific and other Asian destinations. "Fifth freedom" rights allow Northwest to operate service from any gateway in Japan to points beyond Japan. Northwest and United Air Lines are the only U.S. passenger carriers that have these "fifth freedom" rights from Japan. On March 14, 1998, the U.S. and Japan expanded their aviation agreement. Primary benefits of the new agreement for Northwest included unlimited rights and frequencies to operate between any point in the U.S. and Japan and the ability to code-share with Japanese carriers. The agreement confirmed and expanded Northwest's "fifth freedom" rights and the U.S. received assurances that Northwest will retain all its weekly takeoff and landing slots at Tokyo and Osaka and will have access to new slots as they become available. In 1998, the Company added nonstop service between Detroit and Nagoya, Las Vegas and Tokyo, Anchorage and Tokyo, and Nagoya and Manila. In 1999, Northwest began nonstop service between Osaka and Kaohsiuing, Taiwan. Northwest plans to initiate nonstop service between Osaka and Kuala Lumpur, Malaysia on February 26, 1999.

    Northwest continues to expand its Pacific presence through additional alliances. Northwest is currently implementing an alliance with Japan Air System, which has approximately 25% of Japan's domestic traffic. The alliance is expected to include coordinated flight connections, code-sharing and other cooperative activities. Reciprocal frequent flyer programs are already in place. Northwest also has code-sharing and marketing agreements with Hawaiian Airlines and Pacific Island Aviation.

    In October 1998, the Company began code-sharing with Air China as part of a minimum four-year alliance entered into in May 1998. The alliance connects the two carriers' networks and also includes frequent flyer reciprocity and joint marketing. At the end of 1998, Northwest and Air China provided 17 flights each week between the U.S. and China, including four Northwest nonstop flights between Detroit and Beijing. This is the only regularly scheduled nonstop service between the U.S. and China's capital operated by a U.S. carrier. Northwest alliance partners (Alaska Airlines, America West Airlines and Continental) have entered into alliance agreements with Air China and Northwest and its partners collectively provide the most nonstop and one-stop service between the U.S. and China.

    ATLANTIC. Northwest and KLM presently operate their trans-Atlantic flights pursuant to a commercial and operational joint venture alliance. Through this alliance, Northwest has expanded its presence in the trans-Atlantic market by operating joint service between 13 U.S. cities and Amsterdam, KLM's hub airport. Code-sharing between Northwest and KLM has been implemented on flights to 61 European, eight Middle Eastern, seven African, three Asian and over 185 U.S. cities. Northwest provides service to Mumbai and Delhi, India from Amsterdam. The Northwest/KLM alliance benefits from antitrust immunity that facilitates coordinated pricing, scheduling, product development and marketing.

    In September 1997, Northwest and KLM expanded their alliance for a minimum term of 13 years and expanded their areas of cooperation to include services between Europe and Canada, India and Mexico. In addition, the two companies plan to increase the level of cooperation between their respective cargo divisions, to expand their alliance to include additional partners and to further develop strategies for joint marketing and product development. In February 1998, a leading aviation trade magazine, Air Transport World, awarded its "1997 Airline of the Year" honor to the Northwest/KLM alliance.

    KLM and Alitalia entered into a strategic commercial alliance, which commenced in November 1998. KLM and Alitalia have stated that they expect to develop a European multi-hub network based in Amsterdam, Rome and Milan. Alitalia is expected to join the Northwest/KLM trans-Atlantic joint venture alliance, subject to regulatory approvals.

    To further enhance Northwest's service in Europe, India, and Southeast Asia, Northwest also has marketing agreements with Eurowings, Braathens, KLM uk, KLM exel, Jet Airways Private Ltd., Kenya Airways, and Garuda Indonesia. KLM has similar agreements with Air Engiadina of Switzerland and Regionale Air of France, and Northwest expects to enter into similar agreements with these two airlines. Northwest has a marketing agreement with Business Express Airlines for code-sharing in the Boston area to feed its trans-Atlantic and domestic route network.

    In September 1992, the U.S. and the Netherlands entered into an "open-skies" bilateral aviation treaty which authorizes the airlines of each country to provide international air transportation between any

U.S.-Netherlands city pair and to operate connecting service to destinations in other countries. Based primarily on the open-entry market created by this treaty and the limited competitive overlap between route systems, Northwest and KLM petitioned the DOT for joint immunity from the U.S. antitrust laws and were granted such immunity in January 1993. Under conditions imposed by the DOT in 1993 at the time the DOT granted antitrust immunity, Northwest and KLM re-submitted their alliance agreement to the DOT in January 1998. The European Commission ("EC") has commenced a review of all trans-Atlantic airline alliances, including Northwest/KLM. The EC is considering imposing certain regulatory conditions that may restrict the areas of permissible cooperation.

    LATIN AMERICA. Through the Company's alliance with Continental, Northwest will increase its Latin America presence. Continental flies to eight cities in South America and offers additional connecting service through alliances with foreign carriers. Northwest expects to implement code-sharing with Continental in 1999.

    CARGO

    Northwest, utilizing eight Boeing 747 freighter aircraft, is the world's tenth largest cargo air carrier (based on 1997 freight ton miles). Northwest is one of only two U.S. passenger airlines to operate a dedicated all-cargo freighter fleet. Cargo accounts for 7% of the Company's operating revenues, and the majority of its cargo revenues originate in or are destined for Asia. Through its Tokyo and Anchorage cargo hubs, Northwest serves most major airfreight markets between the U.S. and the Pacific.

HOLDING COMPANY REORGANIZATION

    In connection with the purchase of its interest in Continental, NWA Corp. effected a holding company reorganization on November 20, 1998. As a result of this reorganization, Northwest Airlines Holdings Corporation, which was formerly known as Northwest Airlines Corporation and was at that time the publicly traded holding company ("OLD NWA CORP."), became a direct wholly-owned subsidiary of the new holding company, NWA Corp. As a result, NWA Corp. is now the publicly traded holding company, which owns directly Old NWA Corp. and indirectly the holding and operating subsidiaries of Old NWA Corp.

                                USE OF PROCEEDS

    The proceeds from the sale of the certificates of a Trust (collectively, the "CERTIFICATES") will be initially deposited with the applicable Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of the Certificates (the "CERTIFICATEHOLDERS") of such Trusts. Upon the request of the Trustees, the Escrow Agent will withdraw the applicable Deposits and deliver such proceeds to the Trustees to be used during the Delivery Period to purchase Equipment Notes issued, at Northwest's election, either (i) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or
(ii) by Northwest to finance a portion of the purchase price of the Owned Aircraft. All of the proceeds from the sale of the Certificates will be used by the Trustee to purchase at par all of the Equipment Notes subject to the circumstances described under "Description of the Deposit Agreement--Unused Deposits."

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates offered hereby will be issued pursuant to three separate Trust Supplements (each a "TRUST SUPPLEMENT") to be entered into among Northwest, NWA Corp., Northwest Airlines Holdings Corporation and the Trustee pursuant to the terms of the Basic Agreement. The following summary of the particular terms of the Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates set forth in the accompanying Prospectus under the caption "Description of the Certificates." The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part, and to all of the provisions of the Trust Supplements which, together with the forms of the related Participation Agreements, Indentures, Leases, Trust Agreements, Liquidity Facilities, Note Purchase Agreement, Escrow Agreements, Deposit Agreements and Intercreditor Agreement, will be filed by NWA Corp. with the Commission as exhibits to a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "--Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date (the "FINAL EXPECTED DISTRIBUTION DATE") applicable to each Trust will differ. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

GENERAL

    The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book Entry; Delivery and Form." Each Certificate will represent a fractional undivided interest in one of three Northwest Airlines 1999-1 Pass Through Trust (the "CLASS A TRUST," the "CLASS B TRUST," and the "CLASS C TRUST," and, collectively, the "TRUSTS"). The Trusts will be formed pursuant to a pass through trust agreement among NWA Corp., Northwest and the Trustee, dated as of June 3, 1996 (as amended prior to the date hereof, the "BASIC AGREEMENT"), and the Trust Supplements (together with the Basic Agreement, collectively, the "PASS THROUGH TRUST AGREEMENTS"). The Certificates are referred to herein as the "CLASS A CERTIFICATES," the "CLASS B CERTIFICATES," and the "CLASS C CERTIFICATES." Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued.

    The property of each Trust (the "TRUST PROPERTY") will consist of:

    - Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Northwest's election, either (a) on a nonrecourse basis by the trustees (each, an "OWNER TRUSTEE") of separate owner trusts in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Northwest, or (b) on a recourse basis by Northwest in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Northwest.

    - The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

    - The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period.

    - The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

    - Monies receivable under the Liquidity Facility for such Trust.

    - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

    Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

    The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

    Pursuant to the Escrow Agreement applicable to each Trust, the holders of Certificates of each such Trust (each a "CERTIFICATEHOLDER") as holders of the Escrow Receipts affixed to each Certificate will be entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Deposit Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Deposit Agreement may not be separately transferred by holders of the Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

PAYMENTS AND DISTRIBUTIONS

    The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Interest with respect to the Equipment Notes held in each Trust will accrue at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this prospectus supplement, payable on February 1 and August 1 of each year, commencing on August 1, 1999 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The non-default interest rate applicable to each Class of Certificates is referred to as the "STATED INTEREST RATE" for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Interest will accrue on the Deposits relating to each Trust at a rate equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.

    Payments of interest on the Deposits with respect to each Trust will be made by the applicable Depositary to the Paying Agent and will be distributed to the holders of Escrow Receipts on the date receipt of such payment is confirmed by the Paying Agent. Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

    Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates).

    The Liquidity Facility with respect to each Trust does not cover interest payable by the applicable Depositary on the Deposits relating to such Trust. Furthermore, the Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on such Certificates, any interest on such Certificates in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

    Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on February 1 and August 1 in certain years depending upon the terms of the Equipment Notes held in such Trust.

    Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "SCHEDULED PAYMENTS", and February 1 and August 1 of each year are herein referred to as "REGULAR DISTRIBUTION DATES." See "Description of the Equipment Notes--Principal and Interest Payments." The "FINAL LEGAL DISTRIBUTION DATE" for the Class A Certificates is August 1, 2021, for the Class B Certificates is August 1, 2021, and for the Class C Certificates is August 1, 2015.

    The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

    Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "SPECIAL PAYMENT") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "SPECIAL DISTRIBUTION DATE," each Special Distribution Date and Regular Distribution Date, a "DISTRIBUTION DATE"). Any such distribution will be subject to the Intercreditor Agreement.

    Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "SPECIAL PAYMENT"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "SPECIAL DISTRIBUTION DATE"). However, if such date is within ten days before a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

    Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 6.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes-- Redemption."

    Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "CERTIFICATE ACCOUNT") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "SPECIAL PAYMENTS ACCOUNT") for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 6.01)

    Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "PAYING AGENT ACCOUNT"), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

    The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

    If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Chicago, Illinois, Boston, Massachusetts or Salt Lake City, Utah (any other day being a "BUSINESS DAY"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

POOL FACTORS

    The "POOL BALANCE" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    The "POOL FACTOR" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

    The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "ASSUMED AMORTIZATION SCHEDULE") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred.

Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                                        CLASS A                       CLASS B                       CLASS C
                              ----------------------------  ----------------------------  ----------------------------
                                 SCHEDULED                     SCHEDULED                     SCHEDULED
                                 PRINCIPAL      EXPECTED       PRINCIPAL      EXPECTED       PRINCIPAL      EXPECTED
DATES                            PAYMENTS      POOL FACTOR     PAYMENTS      POOL FACTOR     PAYMENTS      POOL FACTOR
----------------------------  ---------------  -----------  ---------------  -----------  ---------------  -----------

August 1, 1999..............  $          0.00    1.0000000  $          0.00    1.0000000  $     70,000.00    0.9990558

February 1, 2000............     3,531,150.00    0.9850061     3,573,121.53    0.9679699     4,638,132.40    0.9364967

August 1, 2000..............     3,534,000.00    0.9700000     1,465,247.96    0.9548351             0.00    0.9364967

February 1, 2001............     7,065,150.00    0.9400000     1,654,930.52    0.9400000       557,100.00    0.9289826

February 1, 2002............     7,065,150.00    0.9100000     3,346,650.00    0.9100000     1,423,502.46    0.9097824

February 1, 2003............     7,065,150.00    0.8800000     3,346,650.00    0.8800000     2,005,665.14    0.8827300

February 1, 2004............     7,065,150.00    0.8500000     3,346,650.00    0.8500000     2,234,318.65    0.8525935

February 1, 2005............     7,065,150.00    0.8200000     3,458,688.01    0.8189957     6,503,983.77    0.7648678

February 1, 2006............     7,065,150.00    0.7900000     3,234,611.99    0.7900000       169,409.68    0.7625828

February 1, 2007............     7,065,150.00    0.7600000     3,346,650.00    0.7600000    12,343,977.17    0.5960873

February 1, 2008............     7,065,150.00    0.7300000     3,346,650.00    0.7300000     5,540,634.20    0.5213552

February 1, 2009............     7,065,150.00    0.7000000     3,346,650.00    0.7000000     1,584,866.62    0.4999786

February 1, 2010............     7,065,150.00    0.6700000     3,346,650.00    0.6700000     4,780,180.40    0.4355035

February 1, 2011............     7,065,150.00    0.6400000     4,171,446.76    0.6326064     4,621,865.62    0.3731638

February 1, 2012............     7,065,150.00    0.6100000     5,427,375.94    0.5839543             0.00    0.3731638

August 1, 2013..............     7,065,150.00    0.5800000       441,127.29    0.5800000    24,957,437.71    0.0365380

February 1, 2014............     7,065,150.00    0.5500000     3,346,650.00    0.5500000     2,708,926.18    0.0000000

February 1, 2015............     9,420,200.00    0.5100000    20,288,422.66    0.3681308             0.00    0.0000000

February 1, 2016............     9,420,200.00    0.4700000    25,186,137.50    0.1423575             0.00    0.0000000

February 1, 2017............    27,687,486.92    0.3524335     9,449,819.78    0.0576475             0.00    0.0000000

February 1, 2018............    39,771,418.36    0.1835564             0.00    0.0576475             0.00    0.0000000

February 1, 2019............    42,481,019.21    0.0031737        78,113.13    0.0569473             0.00    0.0000000

February 1, 2020............       747,425.51    0.0000000     6,352,756.93    0.0000000             0.00    0.0000000

    The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of any reoptimization negotiated with the Owner Participant. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults" and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event. In the event of (i) any such redemption, purchase or default, or (ii) any other change in the schedule of repayments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (ii) and promptly after the occurrence of any event described in clause
(i).

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee, as the case may be, will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (vi) below):

        (i) the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

        (ii) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (if any);

        (iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

        (iv) the amount of such distribution under the Escrow Agreement allocable to interest.

        (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

        (vi)  the Pool Balance and the Pool Factor for such Trust. (Section
    4.03)

    With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

    In addition, after the end of each calendar year, the applicable Paying Agent and Trustee, as the case may be, will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv) and
(v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Paying Agent and Trustee, as the case may be, by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. See "--Book-Entry; Delivery and Form."

    With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

    An event of default under an Indenture (an "INDENTURE DEFAULT") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "LEASE EVENT OF DEFAULT"). Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture and events resulting in a Lease Event of Default under one Lease may or may not result in a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

    With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

    In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company will be the initial Trustee under each Trust.

    Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party will direct the Indenture Trustee thereunder in the exercise of remedies and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Owner Trustee, any Owner Participant or any Trustee.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

    Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "PERMITTED INVESTMENTS" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

    Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01). The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

    Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.02(e))

    In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" and its consequences under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction to such Loan Trustee with respect thereto, PROVIDED, HOWEVER, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

    Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class,

    - the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates,

    - the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, and

    - if Class D Certificates have been issued, the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates,

    in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

    A "PTC EVENT OF DEFAULT" is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof

    - the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or

    - interest due on the applicable Class of Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account for such class of Certificates with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

    Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a "TRIGGERING EVENT". The "FINAL LEGAL DISTRIBUTION DATE" is August 1, 2021 for the Class A Certificates, August 1, 2021 for the Class B Certificates and August 1, 2015 for the Class C Certificates. For a discussion of the consequences of a Triggering Event, see "Description of the Intercreditor Agreement--Priority of Distributions".

OBLIGATION TO PURCHASE EQUIPMENT NOTES

    Each Trustee will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "NOTE PURCHASE AGREEMENT") and the applicable Participation Agreement. Under the Note Purchase Agreement, Northwest agrees to finance each Aircraft in the manner provided therein. Northwest will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft and will have the ability to convert an Owned Aircraft to a Leased Aircraft.

    - If Northwest chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "LEASED AIRCRAFT"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "LEASED AIRCRAFT PARTICIPATION AGREEMENT"), a Lease and an indenture (each, a "LEASED AIRCRAFT INDENTURE") relating to the financing of such Leased Aircraft.

    - If Northwest chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "OWNED AIRCRAFT"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "OWNED AIRCRAFT PARTICIPATION AGREEMENT, and together with the other Owned Aircraft Participation Agreements and the Leased Aircraft Participation Agreements, the "PARTICIPATION AGREEMENTS.") and an indenture (each, an "OWNED AIRCRAFT INDENTURE," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "INDENTURES") relating to the financing of such Owned Aircraft.

    The description of such agreements in this Prospectus Supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to
(a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, Northwest is obligated (a) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders or (b) if such agreements are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event has occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

    The "MANDATORY ECONOMIC TERMS," as defined in the Note Purchase Agreement, will require, among other things, that:

    - The aggregate principal amount of Series A, B and C Equipment Notes issued with respect to an Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes."

    - The initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value (the "ASSUMED APPRAISED VALUE") for such Aircraft set forth in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Appraised Base Value"), not exceed 38.3% in the case of the Series A Equipment Notes, 56.3% in the case of Series B Equipment Notes and 70.0% in the case of Series C Equipment Notes.

    - The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 38.0% in the case of the Series A Equipment Notes, 56.0% in the case of the Series B Equipment Notes and 68.0% in the case of the Series C Equipment Notes.

    - The initial average life of the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes on any Aircraft will not extend beyond 14.5 years, 14.0 years and 11.5 years, respectively, from the Issuance Date.

    - As of the Delivery Period Termination Date the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates not be more than 13.9 years, 13.0 years and 10.0 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

    - The final expected distribution date of each Class of Certificates be as set forth in the "Prospectus Supplement Summary--Summary of Terms of Certificates."

    - The original aggregate principal amount of all of the Equipment Notes of each Series not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

    - The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

    - The payment dates for the Equipment Notes and basic rent under the Leases must be February 1 and August 1.

    - Basic rent (and supplemental rent), stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

    - The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value or, in the case of Owned Aircraft, unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance.

    - (a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "NOTE HOLDERS") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "AIRCRAFT OPERATIVE AGREEMENTS").

    The Mandatory Economic Terms are indicative only and subject to change prior to delivery of the Prospectus Supplement.

    The "MANDATORY DOCUMENT TERMS" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

    - In the case of the Indentures, the following modifications are prohibited:

        (i) modifications to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby.

        (ii) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances).

       (iii) modifications to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances.

        (iv) modifications to certain provisions relating to any replaced airframe or engines with respect to an Aircraft.

        (v) modifications to the provision that New York law will govern the Indentures.

    - In the case of the Lease, the following modifications are prohibited:

        (i) modifications to certain provisions regarding the unconditional obligation of Northwest to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee.

        (ii) modification of the obligations of Northwest to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft.

       (iii) modification of the obligations of Northwest to furnish certain opinions with respect to a replacement airframe.

        (iv) modification of the obligations of Northwest to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

    - In the case of the Participation Agreement, the following modifications are prohibited:

        (i) modifications to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving obtaining a certificate of airworthiness with respect to such Aircraft, delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration.

        (ii) modifications to the provisions restricting the Note Holder's ability to transfer such Equipment Notes.

       (iii) modifications to certain provisions requiring the delivery of legal opinions.

        (iv) modifications to the provision that New York law will govern the Participation Agreement.

    - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium."

    Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Loan Trustees or the
Certificateholders.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

    - the surviving successor or transferee corporation shall

        (i) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "AVIATION ACT"),

        (ii) be a United States certificated air carrier, and

       (iii) expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents;

    - immediately after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or an Indenture Default, in the case of an Owned Aircraft shall have occurred and be continuing; and

    - Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

    The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

    Each Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

    - To provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

    - To evidence the succession of another corporation to Northwest, NWA Corp. or Northwest Airlines Holdings Corporation and the assumption by such corporation of Northwest's, NWA Corp.'s or Northwest Airlines Holdings Corporation's, as the case may be, obligations under such Pass Through Trust Agreement, the Note Purchase Agreement or any Liquidity Facility.

    - To add to the covenants of Northwest, NWA Corp. or Northwest Airlines Holdings Corporation for the benefit of holders of such Certificates or to surrender any right or power conferred upon Northwest, NWA Corp. or Northwest Airlines Holdings Corporation in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

    - To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

    - To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

    - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

    - To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

    In each case, such modification or supplement may not adversely affect the status of the Trust as either a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, or, as provided in the related Trust Supplement, a partnership for U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

    Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

    - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,

    - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes,

    - alter the priority of distributions specified in the Intercreditor Agreement,

    - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement or

    - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment. (Section 9.01).

    In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

    - Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

    - Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

    - How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

    Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

    - Other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

    - As the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

    For purposes of the second preceding sentence, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

    Series D Equipment Notes may be issued in connection with the financing of Owned Aircraft or a Leased Aircraft, which will be funded from sources other than this offering. The sale of the Series D Equipment Notes may be funded through the sale of Class D Certificates. No Series D Equipment Notes will be issued at any time prior to the consummation of this offering. The Note Purchase Agreement provides the ability to issue any Series D Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement." If Series D Equipment Notes are issued to other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Loan Trustee in taking action under the applicable Indenture.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEE

    The Trustee for each Trust will be State Street Bank and Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and with any Owner Trustee with the same rights they would have if they were not the Trustee. (Section 7.04)

BOOK-ENTRY; DELIVERY AND FORM

    Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("CEDE"), or its nominee. No person acquiring an interest in such Certificates ("CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth in the Prospectus under "Book Entry Registration--Definitive Certificates." Unless and until definitive certificates ("DEFINITIVE CERTIFICATES") are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. "DTC PARTICIPANTS" refers to the participants in DTC who clear and settle securities transactions through DTC's electronic book-entry system.

    None of Northwest, NWA Corp. or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

    The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

    Pursuant to the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the applicable Depositary. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the "DEPOSIT AGREEMENTS"), the Depositaries will establish separate accounts in the name of the Escrow Agent (each such account, a "DEPOSIT ACCOUNT"). On the Issuance Date, the proceeds of this offering will be deposited (each, a "DEPOSIT") into the Deposit Accounts by the Underwriters on behalf of such Escrow Agent.

    On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

    In connection with the financing of each delivered Aircraft during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

    The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

    The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates--Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under the purchase agreement with Northwest. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

    If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft (the "DELIVERY PERIOD TERMINATION DATE"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the Class A and Class B Certificates, a premium payable by Northwest equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to each such Trust, provided that no Deposit Make-Whole Premium will be payable with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C Certificates, any distribution of any unused amounts will include a premium payable by Northwest equal to the Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $5 million.

    "DEPOSIT MAKE-WHOLE PREMIUM" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related Series of Equipment Notes, in a principal amount equal to the maximum principal amount thereof (the "MAXIMUM AMOUNT") minus the sum of (1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in case of Class C Certificates $5 million, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 193 basis points in the case of the Class A Certificates, 248 basis points in the case of the Class B Certificates and 325 basis points in the case of the Class C Certificates over
(b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the sum of (1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in case of Class C Certificates $5 million, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF A TRIGGERING EVENT

    If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

    ABN AMRO Bank N.V., acting through its Chicago Branch, will act as "Depositary" for each of the Class A, Class B and Class C Certificates.

    ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1997, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $414 billion (based on the exchange rate at March 31, 1998 of U.S. $1.00 to NGL 2.08). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.

    ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa1 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

    ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

    The following is a description of the particular terms of the escrow and paying agent agreements (the "ESCROW AGREEMENTS"). The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

    First Security Bank, National Association, as escrow agent in respect of the Trusts (the "ESCROW AGENT"), State Street Bank and Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the "PAYING AGENT"), the Trustee of each of the Trusts and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "RECEIPTHOLDER"). The proceeds of the offering of Certificates of each Trust will be deposited by the Underwriters on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

    Each Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

    Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

    Upon receipt by the applicable Depositary of a portion of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("ESCROW RECEIPTS") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

    The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

    The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "LIQUIDITY FACILITY") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Citibank, N.A. is the initial Liquidity Provider for each Trust, Citibank, N.A. may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers may differ.

DRAWINGS

    The aggregate amount available under the Liquidity Facilities for each Trust at February 1, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to February 1, 2000, is paid, will be $23,696,129, $11,921,199, and $8,467,216, respectively.

    Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make interest drawings ("INTEREST DRAWINGS") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

    "MAXIMUM AVAILABLE COMMITMENT" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

    "REQUIRED AMOUNT" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to payments of principal on such Certificates.

    The Liquidity Facility for any Class of Certificates will not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

    Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a))

    "PERFORMING EQUIPMENT NOTE" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under the Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under
Section 1110(b) of the Bankruptcy Code) (the "SECTION 1110 PERIOD") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Northwest refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

    If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "DOWNGRADE DRAWING"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "CASH COLLATERAL ACCOUNT") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

    A "REPLACEMENT LIQUIDITY FACILITY" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit Standard & Poor's and Moody's (the "RATING AGENCIES") to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

    "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B Liquidity Provider and the Class C Liquidity Provider.

    The Liquidity Facility for each Trust will provide that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

    - 364 days after the initial issuance date of the Certificates ("ISSUANCE DATE").

    - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

    - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility.

    - The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

    - The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

    - The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
      1.01 and 2.04(b)).

    Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

    The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "NON-EXTENSION DRAWING"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

    Subject to certain limitations, Northwest may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility (i) to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility or (ii) after the short-term unsecured debt rating of the Liquidity Provider is downgraded below the applicable Threshold Rating (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

    Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("FINAL DRAWING") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i)).

REIMBURSEMENT OF DRAWINGS

    The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

    INTEREST DRAWINGS AND FINAL DRAWINGS

    Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 2.00% per annum.

    "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (0.25%) per annum.

    "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

    DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

    The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

    - Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

    - Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

    - The balance of such amount will be invested in Eligible Investments.

    Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest equal to the earnings, if any, on funds on deposit in the Cash Collateral Account.

LIQUIDITY EVENTS OF DEFAULT

    Events of Default under each Liquidity Facility (each, a "LIQUIDITY EVENT OF DEFAULT") will consist of:

    - The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

    - Certain bankruptcy or similar events involving Northwest. (Liquidity Facilities, Section 1.01)

    If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "TERMINATION NOTICE"). The Termination Notice will have the following consequences:

    - The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

    - The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

    - Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

    - All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

    Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-- Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

    Citibank, N.A. has long-term unsecured debt ratings of Aa2 from Moody's and AA- from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

    The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission.

INTERCREDITOR RIGHTS

    CONTROLLING PARTY

    With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

    At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Northwest under any Lease or reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

    The "CONTROLLING PARTY" will be:

    - The Class A Trustee until payment of Final Distributions to the holders of Class A Certificates; and thereafter,

    - The Class B Trustee until payment of Final Distributions to the holders of Class B Certificates; and thereafter,

    - The Class C Trustee; and

    - Under certain circumstances, and notwithstanding the foregoing, the Liquidity Providers holding a majority in interest of unreimbursed Liquidity Obligations, as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(c))

    At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the Liquidity Providers holding a majority in interest of the unreimbursed Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.6(c))

    For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies."

    "FINAL DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

    SALE OF EQUIPMENT NOTES OR AIRCRAFT

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Northwest under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment.

    "MINIMUM SALE PRICE" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

    BEFORE A TRIGGERING EVENT

    So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

    - to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

    - to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

    - to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

    - to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

    - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

    - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

    - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates; and

    - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

    "LIQUIDITY EXPENSES" means all amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

    "LIQUIDITY OBLIGATIONS" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

    "EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

        (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

        (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1)

    For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

    AFTER A TRIGGERING EVENT

    Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

    - to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "ADMINISTRATION EXPENSES");

    - to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

    - to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

    - (i) to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (ii) if applicable with respect to any particular Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (ii), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility;

    - to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

    - to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

    - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

    - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and

    - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

    "ADJUSTED EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

        (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the

    Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates,
    (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

        (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

    For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

    "AGGREGATE LTV COLLATERAL AMOUNT" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

    "LTV COLLATERAL AMOUNT" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

    "LTV RATIO" means for the Class A Certificates 38.0%, for the Class B Certificates 56.0% and for the Class C Certificates 68.0%. (Intercreditor Agreement, Section 1.1)

    "APPRAISED CURRENT MARKET VALUE" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

    "LTV APPRAISAL" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

    "NON-PERFORMING EQUIPMENT NOTE" means an Equipment Note that is not a Performing Equipment Note.

    Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

VOTING OF EQUIPMENT NOTES

    In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. The Trustee in turn will request directions from Certificateholders of such Trust. The Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

    If the Class D Certificates are issued, the Class D Trustee will be a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

    State Street Bank and Trust Company will be the Subordination Agent under the Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 2 International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

    The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

    The Aircraft are comprised of four new Boeing 747-400 aircraft which are scheduled for delivery in March 1999, July 1999, August 1999 and October 1999 (the period from the date hereof through January 31, 2000 is referred to herein as the "DELIVERY PERIOD"). The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information concerning the Aircraft.

                                                EXPECTED           EXPECTED                 APPRAISED BASE VALUE
REGISTRATION       AIRCRAFT       ENGINE     MANUFACTURER'S        DELIVERY      -------------------------------------------
   NUMBER            TYPE          TYPE       SERIAL NUMBER        DATE(1)            AVM            BK             MBA
-------------  ----------------  ---------  -----------------  ----------------  -------------  -------------  -------------
      671US      Boeing 747-400     PW4056          26477         March 1999     $ 153,000,000  $ 155,000,000  $ 156,250,000
      672US      Boeing 747-400     PW4056          26475         July 1999        155,000,000    155,000,000    157,540,000
      673US      Boeing 747-400     PW4056          26476        August 1999       155,000,000    155,000,000    157,860,000
      674US      Boeing 747-400     PW4056          26478        October 1999      155,000,000    155,000,000    158,510,000

------------------------

(1) Reflects the scheduled delivery month under Northwest's purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay.

APPRAISED VALUE

    The appraised base values set forth in the foregoing chart were determined by AVMARK, Inc. ("AVM") as of January 7, 1999, BK Associates, Inc. ("BK") as of December 30, 1998 and Morten Beyer and Agnew, Inc. ("MBA", and together with AVM and BK, the "APPRAISERS") as of December 31, 1998. All three Appraisers were asked to provide their respective opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month of each such Aircraft. Each Appraiser performed a "desk-top" appraisal without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such summaries.

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

    DELIVERIES OF AIRCRAFT

    The Aircraft are scheduled for delivery from March 1999 through October 1999 under a purchase agreement between Northwest and The Boeing Company ("BOEING"). See the table under "--The Aircraft" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Boeing's or any associated contractor's control or not occasioned by Boeing's or any associated contractor's fault, misconduct or negligence. Northwest cannot predict whether adjustments in such schedule will be required.

    If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium. See "Description of the Deposit Agreements--Unused Deposits."

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The following description of the terms of the Equipment Notes supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "TRUST AGREEMENT") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

    GENERAL

    The Equipment Notes will be issued in three series: the "SERIES A EQUIPMENT NOTES," the "SERIES B EQUIPMENT NOTES" and the "SERIES C EQUIPMENT NOTES," (together, the "EQUIPMENT NOTES") with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "OWNER PARTICIPANT"), and State Street Bank and Trust Company, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Northwest and State Street Bank and Trust Company, as Owned Aircraft Trustee. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

    The related Owner Trustee will lease each Leased Aircraft to Northwest pursuant to a separate Lease between such Owner Trustee and Northwest with respect to such Leased Aircraft. Under each Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, obligations of, or guaranteed by, Northwest. Northwest's rental obligations under each Lease and obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Northwest.

    SUBORDINATION

    Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. (Indentures, Section 2.15) On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft; and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft. (Indentures, Article III)

    PRINCIPAL AND INTEREST PAYMENTS

    Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts until the final expected Regular Distribution Date for such Trust.

    Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on February 1, and August 1, of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes.

    Scheduled principal payments on the Equipment Notes will be made on February 1 and August 1 in certain years, commencing on August 1, 1999 or on the first Regular Distribution Date to occur after such Aircraft is delivered to the Company. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

    The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid.

    If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

    REDEMPTION

    If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Northwest under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

    If Northwest exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Northwest elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium PROVIDED that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Northwest may elect to assume all of the obligations of the relevant Owner Trustee under the related Indenture pursuant to Section 2.13 of the Indenture and Section 8(x) of the relevant Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Leased Aircraft Notes, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, NWA Corp. shall deliver a guaranty of the Leased Aircraft Notes substantially in the form of the Guaranty and Northwest shall deliver an opinion of counsel that (i) such assumption has been duly and validly effected and (ii) holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Indentures, Sections 2.10(b) and 2.13; Leased Aircraft Participation Agreements, Section 8(x); Leases, Sections 19(d)) See "--The Leases--Renewal and Purchase Options."

    All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under Section 17 of the applicable Participation Agreement or otherwise with the consent of Northwest, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft or in connection with the redemption of Equipment Notes with respect to an Owned Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12).

    If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) Northwest, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

    "MAKE-WHOLE PREMIUM" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the relevant Loan Trustees and, in the case of a Leased Aircraft Indenture, related Owner Participants) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

    For purposes of determining the Make-Whole Premium "TREASURY YIELD" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "MOST RECENT H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

    "AVERAGE LIFE DATE" for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "REMAINING WEIGHTED AVERAGE LIFE" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

    The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder (with respect to Leased Aircraft), as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between Northwest and the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by Northwest for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by Northwest under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by Northwest to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause)

    The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft, replacement aircraft (as described in "--The Leases--Events of Loss") or the Leases related thereto. There will not be any cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

    Although the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes-- General."

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

    The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Leased Aircraft as of the February Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of such Aircraft. This example was utilized by Northwest in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates--Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "ASSUMED AIRCRAFT VALUE") of the Aircraft securing such Equipment Notes. The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment defaults shall have occurred and be continuing with respect to the Equipment Notes.

    The following table is based on the assumption (the "DEPRECIATION ASSUMPTION") that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by 4% of the initial appraised value per year for the next five years and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                BOEING 747-400
                     -------------------------------------
                      EQUIPMENT
                        NOTE        ASSUMED
                     OUTSTANDING   AIRCRAFT      LOAN TO
                       BALANCE       VALUE        VALUE
DATE                 (MILLIONS)   (MILLIONS)      RATIO
-------------------  -----------  -----------  -----------
February 1, 2000      $  102.07    $  154.75         66.0%
August 1, 2000           102.07       150.11         68.0
August 1, 2001            98.92       145.47         68.0
August 1, 2002            95.76       140.82         68.0
August 1, 2003            92.60       136.18         68.0
August 1, 2004            89.44       131.54         68.0
August 1, 2005            83.94       126.90         66.1
August 1, 2006            81.17       122.25         66.4
August 1, 2007            76.07       117.61         64.7
August 1, 2008            72.90       112.97         64.5
August 1, 2009            69.72       108.33         64.4
August 1, 2010            66.71       103.68         64.3
August 1, 2011            63.47        99.04         64.1
August 1, 2012            60.51        94.40         64.1
August 1, 2013            50.26        89.76         56.0
August 1, 2014            47.66        85.11         56.0
August 1, 2015            40.39        78.92         51.2
August 1, 2016            31.71        72.73         43.6
August 1, 2017            22.40        66.54         33.7
August 1, 2018            12.43        60.35         20.6
August 1, 2019             1.75        54.16          3.2

LIMITATION OF LIABILITY

    The Equipment Notes issued with respect to the Leased Aircraft are not obligations of, or guaranteed by, Northwest, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Northwest under the Lease with respect to such Leased Aircraft).

    The Equipment Notes issued with respect to any Owned Aircraft will be direct obligations of Northwest.

    Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

    Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Indenture Trustee that such failure will constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or Northwest, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant, or Northwest, in the case of an Owned Aircraft, receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft, or Northwest, in the case of an Owned Aircraft, to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or by Northwest (in the case of an Owned Aircraft) in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant (in the case of Leased Aircraft) to perform or observe, or, in the case of an Owned Aircraft, failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period), or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Northwest (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 4.01) There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

    If Northwest fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Northwest in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

    The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive, together under certain circumstances with the applicable Owner Trustee and applicable Owner Participant, any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 4.06)

REMEDIES

    Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 4.02(b))

    Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of the
Section 1110 Period (plus an additional period, if any, resulting from (i) Northwest or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such Section 1110 Period, (iii) Lessee's assumption of the Lease during the Section 1110 Period with the approval of the applicable court, or (iv) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Northwest, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of Northwest under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of Northwest under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15)

    If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the Bankruptcy Code by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins creditor's remedies except with the court's approval,
(b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmandatory obligations under the applicable agreement). "EQUIPMENT" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

    Cadwalader, Wickersham & Taft, special counsel to Northwest, has advised the Loan Trustees that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, or (y) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 of the Bankruptcy Code would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest is and will continue to be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases--Events of Loss." The opinion of Cadwalader, Wickersham & Taft, does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of a Leased Aircraft, or any possible lessee of Owned Aircraft, if it is leased by Northwest. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

    A recent decision, WESTERN PACIFIC AIRLINES, INC. V. GATX (IN RE WESTERN PACIFIC AIRLINES, INC.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo: 1998), ruled that Section 1110 of the Bankruptcy Code does not apply in a case after the trustee timely makes the agreement specified in Section 1110(a)(1)(A) of the Bankruptcy Code and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first 60 days of the Chapter 11 case would be subject to the automatic stay. Northwest has been advised by its special counsel, Cadwalader, Wickersham & Taft to the effect that, and accordingly believes that, this decision construes Section 1110 of the Bankruptcy Code in a manner that is inconsistent with both the language of
Section 1110 of the Bankruptcy Code and the legislative history explaining the purpose and operation of Section 1110 of the Bankruptcy Code and accordingly believes that the decision is an incorrect interpretation of Section 1110 of the Bankruptcy Code. Northwest has been advised that the decision is currently on appeal.

    In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

    Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

    Certain provisions of any Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (ii) the voluntary early termination of such Lease by Northwest, and (iii) the renewal of such Lease and the option of Northwest at the end of the term of such Lease to purchase the related Aircraft. (Leased Aircraft Indentures, Section 9.01) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(b))

    Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

INDEMNIFICATION

    Northwest will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent, the Paying Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed to by Northwest), for certain losses, claims and other matters. Northwest will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Trustee will indemnify the Loan Trustee to the extent not reimbursed by Northwest. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. If necessary, the Loan Trustee will be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by Northwest. The Loan Trustee will not be indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

    Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. The Loan Trustee will not be under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

THE GUARANTY

    NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as lessee under the relevant Lease in the case of a Leased Aircraft and as obligor under the relevant Equipment Notes in the case of an Owned Aircraft. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform any nonfinancial obligations. Each Guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

    Each Leased Aircraft will be leased by the relevant Owner Trustee to Northwest under the relevant Lease. Each Owned Aircraft will be owned by Northwest.

    LEASE TERMS AND RENTALS

    Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Northwest for a term commencing on the date of the delivery of such Aircraft to such Owner Trustee and expiring not earlier than the latest maturity date of the relevant Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Leased Aircraft will be payable semiannually on each February 1 and August 1 (or, if such date is not a business day, on the next business day). Such payments will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes to be issued under such Indenture. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3) The balance of any such semiannual Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Trustee. (Leased Aircraft Indentures, Section 3.01)

    NET LEASE

    Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated under each Lease, among other things and at its expense, to cause the Aircraft to be duly registered in the name of the relevant Owner Trustee (or Northwest in connection with the re-registration of the Aircraft in certain jurisdictions), to pay all costs of operating the Aircraft and, to the extent set forth in such Lease, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in as good an operating condition as delivered to Northwest under the Lease, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times
(a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the Aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a sublease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a sublease is in effect, cause the Sublessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such Sublessee with respect to similar aircraft operated by such Sublessee in similar circumstances. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest will not (and will not permit any Sublessee to) maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Northwest (or any Sublessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each Lease, does not materially adversely affect the Owner Trustee. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered; PROVIDED, HOWEVER, that Northwest (or any Sublessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each Lease, does not adversely affect the Owner Trustee or the relevant Loan Trustee. Northwest (or any Sublessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Northwest (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any Sublessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each Lease, (x) materially diminish the value, utility or remaining useful life of such Airframe or Engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease), except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $800,000. Title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Northwest (or any Sublessee) is permitted to remove parts which were added by Northwest (or any Sublessee) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, diminish or impair the value, utility, or remaining useful life which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 8) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03)

    Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 8(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03(a))

    REGISTRATION, SUBLEASING AND POSSESSION

    Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Participation Agreement. These conditions include a requirement that the lien of the related Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7(a); Leased Aircraft Participation Agreements, Section 8(f)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a); Owned Aircraft Participation Agreements,
Section 8(f)) Northwest will also be permitted, subject to certain limitations, to sublease any Aircraft to any United States certificated air carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft subject to certain exceptions. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any Airframe or any Engine other than by sublease, including transfers of possession by Northwest or any Sublessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any Sublessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes--Remedies." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Leases, Section 7(b)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(b))

    In addition, at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Northwest will be required to deliver engines attached to such Airframe which have not less than equivalent value, utility and remaining useful life as the Engines subject to such Lease. Notwithstanding Northwest's agreement in each Lease, in the event Northwest fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors--Factors Relating to the Certificates and the Offering--Repossession."

    LIENS

    Northwest will be required to maintain each Aircraft free of any liens, other than the respective rights of the applicable Owner Trustee as owner of the Aircraft (in the case of a Leased Aircraft), and Northwest as provided in the Lease (in the case of a Leased Aircraft) or as owner of the Aircraft (in the case of an Owned Aircraft), the lien of the Indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft), and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each Lease, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any Sublessee) has provided a bond or other security adequate in the reasonable opinion of the relevant Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft); and any lien approved in writing by the Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft). (Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

    INSURANCE

    Subject to certain exceptions, Northwest is obligated, at its or any Sublessee's (in the case of a Leased Aircraft) or lessee's (in the case of an Owned Aircraft) expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, as the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, as the lessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, by the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, by the lessee), in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes (in the case of an Owned Aircraft) and the public liability and property damage insurance shall be in an amount of not less than $400,000,000 per occurrence. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

    Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest thereon (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $7,000,000 and the entire amount of any loss involving proceeds of $7,000,000 or less shall be paid to Northwest so long as the related Owner Trustee or the related Loan Trustee has not notified the insurers that a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Default (in the case of an Owned Aircraft) exists. (Leases, Section 11(b) and 11(g); Owned Aircraft Indentures, Sections 7.04(b) and 7.04(g))

    With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided, that, the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of (a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 1 1/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any Sublessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Leases, Section 11(d); Owned Aircraft Indentures, Section 7.04(d))

    In respect of each Aircraft, Northwest is required to cause the relevant Owner Trustee (in the case of a Leased Aircraft) and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft) with respect to such Aircraft. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

    Subject to certain customary exceptions, Northwest may not operate (or permit any Sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease. (Leases, Section 7(a)), The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest's obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such Lease or Owned Aircraft Indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), to the amount of insurance against such risks otherwise required. (Leases, Section 11(f); Owned Aircraft Indentures, Section 7.04(f))

    LEASE TERMINATION

    Northwest may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the lease commencement of the Aircraft subject to such Lease if it determines that such Aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such Lease. Upon payment of termination value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Northwest thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 2.12) See "Description of the Equipment Notes--Redemption."

    RENEWAL AND PURCHASE OPTIONS

    At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Northwest will have certain options to renew such Lease for additional limited periods. In addition, Northwest will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

    Northwest may also have the right to purchase the Aircraft subject to each Lease on certain Lease Payment Dates occurring in or after the year 2015. In the event Northwest exercises a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Northwest shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Northwest chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 19; Leased Aircraft Indentures, Sections 2.10(b) and 2.13; Participation Agreements, Section 8(x)) See "--Description of the Equipment Notes--Redemption."

    EVENTS OF LOSS

    If an Event of Loss occurs with respect to any Aircraft, Northwest will be obligated either (i) to replace such Aircraft or (ii) to pay to the applicable Owner Trustee the applicable stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium. If Northwest elects to replace such Aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to such Aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Northwest is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation and (ii) such Owner Trustee (in the case of a Leased Aircraft) and Loan Trustee (in the case of a Leased Aircraft, as assignee of the Owner Trustee's rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If Northwest elects to pay the stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon) or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of Loss. Upon the payment of the stipulated loss value for such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft), together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of Northwest thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect to such Equipment Notes will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to Northwest. The stipulated loss value and other payments made under the Lease by Northwest will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Northwest, as the case may be. (Leases, Sections 3(d)(v) and 10(a); Leased Aircraft Indentures, Sections 3.02 and 5.06; Owned Aircraft Indentures, Sections
3.02 and 7.06(a))

    If an Event of Loss occurs with respect to an Engine alone, Northwest will be required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease). (Leases,
Section 10(b); Leased Aircraft Indentures, Section 5.06; Owned Aircraft Indentures, Section 7.06(b))

    An "EVENT OF LOSS" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

        (i) loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

        (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

        (iii) the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause (iii), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

        (iv) as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years;

        (v) in the case of a Leased Aircraft the requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any instrumentality or agency thereof that continues for 30 days beyond the term of the relevant Lease (unless the Owner Trustee has elected not to treat such event as an Event of Loss); and

        (vi) with respect to any Engine, any divestiture of title to or interest in an Engine in connection with pooling or certain other arrangements or any event with respect to an Engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such Engine.

    An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 1; Owned Aircraft Indentures, Annex A)

    LEASE EVENTS OF DEFAULT

    Lease Events of Default include: (i) failure by Northwest to pay any payment of Basic Rent or stipulated loss value under such Lease within 10 Business Days after the same shall have become due; (ii) failure by Northwest to pay Supplemental Rent (other than stipulated loss value) within 10 Business Days after Northwest's receipt of written demand therefor (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute a Lease Event of Default unless notice is given by the Owner Participant); (iii) failure by Northwest to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Northwest and the Owner Participant), and such failure shall have continued unremedied for a period of 30 days after Northwest shall have received written notice of such failure from the applicable Owner Trustee or the Loan Trustee; PROVIDED, HOWEVER, that no such failure with respect to covenants in such Lease pertaining to maintenance, service, repair, alteration, modification and replacement of parts shall constitute a Lease Event of Default so long as such failure is curable and Northwest is diligently proceeding to remedy such failure, and such failure is remedied not later than 365 days after receipt of such notice; (iv) any representation or warranty made by Northwest under such Lease, the related Participation Agreement or any other document or certificate furnished by Northwest in connection therewith (other than in the related tax indemnity agreement between Northwest and the Owner Participant and other than in the Underwriting Agreement, the Pass-Through Trust Agreements or the Note Purchase Agreement), shall prove to have been incorrect in any material respect when made and shall remain unremedied for a period of 30 days after notice to Northwest of such incorrectness by the Owner Trustee or the Loan Trustee; (v) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Northwest or the occurrence of involuntary events of bankruptcy, reorganization or insolvency of Northwest which continues undismissed, unvacated or unstayed for a period of ninety (90) days; and (vi) failure by Northwest to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions. No event will constitute a Lease Event of Default if such event is caused solely by reason of an event that constitutes an Event of Loss and Northwest is complying with the terms relating to an Event of Loss of the Aircraft set forth in such Lease. (Leases, Section 14)

    Indenture Events of Default under the Owned Aircraft Indenture are comparable and are discussed above under "Indenture Defaults, Notice and Waiver." (Owned Aircraft Indentures, Section 4.01)

    If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture), subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Northwest's rights, except as provided in the Lease, and retain the proceeds, and to require Northwest to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the stipulated loss value of such Aircraft over either (i) the fair market sales value or fair market rental value of such Aircraft (as determined by independent appraisal) or
(ii) if such Aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

    CERTAIN DEFINED TERMS UNDER THE LEASES

    "BASIC RENT" means, for any Aircraft, the scheduled rent payable semiannually for the term for such Aircraft pursuant to the related Lease.

    "CIVIL RESERVE AIR FLEET PROGRAM" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program of the United States government.

    "LEASE PAYMENT DATES" means, with respect to each Lease, February 1 and August 1 of each year, so long as Equipment Notes are outstanding under the related Indenture, commencing August 1, 1999 or on the first Regular Distribution Date to occur after such Aircraft is leased by the Company.

    "LEASE PAYMENT DEFAULT" means a default under a Lease relating to either payments of rent or involuntary bankruptcy or similar events.

    "SUBLESSEE" means any sublessee under a Lease from time to time.

    "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which are owed by Northwest under each Lease and the agreements related thereto.

    TRANSFER OF OWNER PARTICIPANT INTERESTS

    Subject to certain restrictions, each Owner Participant may transfer its interest in the related Leased Aircraft. (Leased Aircraft Participation Agreements, Section 8(n))

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. CERTIFICATEHOLDERS") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more of the preceding persons have the authority to control all substantial decisions of the trust ("U.S. PERSONS") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the Internal Revenue Service will not take contrary positions. This summary supersedes the discussion in the Prospectus under the heading "United States Federal Income Tax Consequences" to the extent it is inconsistent therewith. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of Make-Whole Premium, if any, paid on the Equipment Notes will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount rules, with the result that a U.S. Certificateholder may be required to include any such original issue discount income from a Deposit using the accrual method of accounting regardless of its normal method. A U.S. Certificateholder's share of Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

    If any of the Class B Trust or the Class C Trust (such Trusts being the "SUBORDINATED TRUSTS" and the related Certificates being the "SUBORDINATED CERTIFICATES") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "SHORTFALL AMOUNTS") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "SUBORDINATED CERTIFICATEHOLDERS") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate and the related Deposit, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposit and the

U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust or in the related Deposit, respectively. A U.S. Certificateholder's adjusted tax basis in the Certificate will equal the holder's cost for its Certificate (other than the portion thereof allocated to Deposits and not yet applied to the purchase of Equipment Notes or distributed) less any payments of principal received and any previously recognized losses. A U.S. Certificateholder's basis allocable to the related Deposit will be the dollar amount thereof. Any gain or loss with respect to a Certificate will be capital gain or loss if the Certificate was held as a capital asset. Net long-term capital gains of individuals generally are taxed at a 20% maximum rate compared to a 39.6% maximum rate for ordinary income for property held for more than one year. Any gain with respect to an interest in a Deposit likely will be treated as short-term capital gain or as ordinary income.

    With respect to the Certificates, an Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to the holders of interests in the related Certificates.

FOREIGN CERTIFICATEHOLDERS

    Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a Certificate), and subject to the discussion of backup withholding below:

        (a) payments of interest (including any OID) on a Certificate to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "NON-U.S. CERTIFICATEHOLDER") will not be subject to U.S. federal income tax or withholding tax provided that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or Northwest,
    (2) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or Northwest, and (3) such interest payments are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder; and

        (b) a Non-U.S. Certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange, retirement or other disposition of a Certificate, unless (1) such Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other requirements are met or (2) such gain is effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder.

    The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

    The Treasury Department recently issued final Treasury Regulations (the "FINAL REGULATIONS") governing withholding, backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 1999.

                          CERTAIN MASSACHUSETTS TAXES

    The Trustee is a Massachusetts trust company with its corporate trust office in Massachusetts. In the opinion of Bingham Dana LLP, counsel to the Trustee under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified either as grantor trusts under subpart E, Part I of Subchapter J of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Massachusetts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

IN GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities which are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and entities that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "PLANS")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing Certificates.

PLAN ASSETS ISSUES

    The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless, as applicable here, it is established that equity participation in the Trust by "benefit plan investors" (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. The extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If neither of these exceptions applies and the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

    In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets. Such parties in interest or disqualified persons could include, without limitation, Northwest and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Deposit aries, the Owner Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "CLASS EXEMPTIONS") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

    Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

CLASS A CERTIFICATES--POSSIBLE APPLICATION OF UNDERWRITER EXEMPTION

    In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 et al. (55 Fed. Reg. 20,548 (1990)), as amended (the "UNDERWRITER EXEMPTION"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

    The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

    In reviewing the potential applicability of the Underwriter Exemption with their legal advisors, Plans should note that an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the offering of the Class A, Class B and

Class C Certificates will be paid over by the Underwriters to the applicable Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the applicable Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement.

    There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, the Underwriter Exemption may not apply to the purchase by Class B Certficiateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. See "Description of the Certificates--Purchase Rights of Certificateholders." Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other Class Exemptions that may be applicable. The Underwriter Exemption will not in any event apply to the Class B or Class C Certificates.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

    It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor ("DOL") is required to issue final regulations (the "GENERAL ACCOUNT REGULATIONS") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

    As of the date hereof, the DOL has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Certificates by insurance company general accounts.

    EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT") among NWA Corp., Northwest and the Underwriters listed below (the "UNDERWRITERS") relating to the Certificates, Northwest has agreed to cause each Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the certificates if any Certificates are purchased thereunder.

                                                                     PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                                     AMOUNT OF       AMOUNT OF       AMOUNT OF
                                                                      CLASS A         CLASS B         CLASS C
UNDERWRITER                                                         CERTIFICATES    CERTIFICATES   CERTIFICATES
-----------------------------------------------------------------  --------------  --------------  -------------
Morgan Stanley & Co. Incorporated................................  $   47,101,000  $   22,311,000  $  14,828,000
Credit Suisse First Boston Corporation...........................      47,101,000      22,311,000     14,828,000
ABN Amro Incorporated............................................      47,101,000      22,311,000     14,828,000
Chase Securities Inc.............................................      47,101,000      22,311,000     14,828,000
Salomon Smith Barney Inc.........................................      47,101,000      22,311,000     14,828,000
                                                                   --------------  --------------  -------------
  Total..........................................................  $  235,505,000  $  111,555,000  $  74,140,000
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------

    The Underwriters have advised Northwest that the Underwriters propose initially to offer the Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of the amounts for each respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

                                                                                           CONCESSION      REALLOWANCE
PASS THROUGH CERTIFICATE DESIGNATION                                                       TO DEALERS      CONCESSION
----------------------------------------------------------------------------------------  -------------  ---------------
1999-1A.................................................................................      0.50%           0.25%
1999-1B.................................................................................      0.50%           0.25%
1999-1C.................................................................................      0.50%           0.25%

    Northwest does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

    The Underwriting Agreement provides that NWA Corp. and Northwest will reimburse the Underwriters for certain expenses and will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the Certificates (such settlement cycle being herein referred to as "T+7"). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Certificates initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or the next three succeeding business days should consult their own advisor.

    In order to facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover over-allotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Certificates in the Offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    Each of the Underwriters, or one of its affiliates, is a lender, or has committed to be a lender, under one or more of the Company's credit facilities.

                                 LEGAL MATTERS

    The validity of the Certificates offered hereby will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett, New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Cadwalader, Wickersham & Taft, special tax counsel to Northwest. The respective counsel for Northwest and the Underwriters may rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Certificates.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Old NWA Corp.'s consolidated financial statements and schedule included in Old NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in the prospectus accompanying this prospectus supplement by reference. Old NWA Corp.'s consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

    The references to AVM, BK and MBA, and to their respective appraisal reports, dated as of January 7, 1999 in the case of AVM, December 30, 1998 in the case of BK and December 31, 1998 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                   APPENDIX I--INDEX OF CERTAIN DEFINED TERMS

    The following is an index showing the page in this Prospectus Supplement where certain defined terms appear.

DEFINED TERM                                       PAGE
-----------------------------------------------  ---------
Adjusted Expected Distributions................       S-58
Administration Expenses........................       S-58
Aggregate LTV Collateral Amount................       S-59
Aircraft.......................................        S-5
Aircraft Operative Agreements..................       S-41
AMTNOLs........................................       S-19
Appraised Current Market Value.................       S-59
Appraisers.....................................       S-61
ASMs...........................................       S-16
Assumed Aircraft Value.........................       S-66
Assumed Amortization Schedule..................       S-34
Assumed Appraised Value........................       S-40
Average Life Date..............................       S-65
Aviation Act...................................       S-42
AVM............................................       S-61
Bankruptcy Code................................       S-13
Base Rate......................................       S-53
Basic Agreement................................       S-30
Basic Rent.....................................       S-79
BK.............................................       S-61
Boeing.........................................       S-61
Business Day...................................       S-34
Cash Collateral Account........................       S-51
Cede...........................................       S-46
Certificate Account............................       S-33
Certificateholders.............................       S-30
Certificate Owner..............................       S-46
Certificates...................................       S-30
Civil Reserve Air Fleet Program................       S-79
Class A Certificates...........................       S-30
Class A Trust..................................       S-30
Class B Certificates...........................       S-30
Class B Trust..................................       S-30
Class C Certificates...........................       S-30
Class C Trust..................................       S-30
Class Exemptions...............................       S-85
Code...........................................       S-19
Company........................................        S-4
Continental....................................       S-18
Controlling Party..............................       S-23
Definitive Certificates........................       S-46
Delivery Period................................       S-61
Delivery Period Termination Date...............       S-47
Deposit........................................       S-47

DEFINED TERM                                       PAGE
-----------------------------------------------  ---------
Deposit Account................................       S-47
Deposit Agreements.............................       S-47
Deposit Make-Whole Premium.....................       S-48
Depreciation Assumption........................       S-66
Distribution Date..............................       S-33
DOL............................................       S-86
DOT............................................       S-21
Downgrade Drawing..............................       S-51
DTC............................................       S-46
DTC Participants...............................       S-46
EC.............................................       S-29
Equipment......................................       S-69
Equipment Notes................................       S-62
ERISA..........................................       S-84
ERISA Plans....................................       S-84
Escrow Agent...................................       S-49
Escrow Agreements..............................       S-49
Escrow Receipts................................       S-49
Event of Loss..................................       S-77
Expected Distributions.........................       S-57
Express........................................       S-26
FAA............................................       S-19
Final Distributions............................       S-56
Final Drawing..................................       S-52
Final Expected Distribution Date...............       S-30
Final Legal Distribution Date..................       S-32
Final Regulations..............................       S-83
General Account Regulations....................       S-86
H.15(519)......................................       S-65
IAM............................................       S-17
Indenture Default..............................       S-37
Indentures.....................................       S-39
Intercreditor Agreement........................       S-22
Interest Drawings..............................       S-50
IRS............................................       S-19
Issuance Date..................................       S-52
KLM............................................       S-25
Lease..........................................       S-13
Lease Event of Default.........................       S-37
Lease Payment Dates............................       S-79
Lease Payment Default..........................       S-79
Leased Aircraft................................       S-39
Leased Aircraft Indenture......................       S-39
Leased Aircraft Participation Agreement........       S-39

DEFINED TERM                                       PAGE
-----------------------------------------------  ---------
LIBOR..........................................       S-53
Liquidity Event of Default.....................       S-54
Liquidity Expenses.............................       S-57
Liquidity Facility.............................       S-50
Liquidity Obligations..........................       S-57
Liquidity Provider.............................        S-8
Loan Trustee...................................        S-8
LTV Appraisal..................................       S-60
LTV Collateral Amount..........................       S-59
LTV Ratio......................................       S-59
LTVs...........................................        S-6
Make-Whole Premium.............................       S-64
Mandatory Document Terms.......................       S-41
Mandatory Economic Terms.......................       S-40
Maximum Amount.................................       S-48
Maximum Available Commitment...................       S-50
MBA............................................       S-61
Mesaba.........................................       S-26
Minimum Sale Price.............................       S-56
Moody's........................................       S-24
NOLs...........................................       S-19
Non-Extension Drawing..........................       S-52
Non-Performing Equipment Note..................       S-60
Non-U.S. Certificateholder.....................       S-82
Northwest......................................        S-4
Note Holders...................................       S-41
Note Purchase Agreement........................       S-39
NWA Corp.......................................        S-4
Old NWA Corp...................................       S-29
Owned Aircraft.................................       S-39
Owned Aircraft Indenture.......................       S-39
Owned Aircraft Participation Agreement.........       S-39
Owner Participant..............................       S-62
Owner Trustee..................................       S-30
Participation Agreement........................       S-39
Pass Through Trust Agreements..................       S-30
Paying Agent...................................       S-49
Paying Agent Account...........................       S-33
Performing Equipment Note......................       S-51
Permitted Investments..........................       S-38
Plan Asset Regulation..........................       S-84
Plans..........................................       S-84
Pool Balance...................................       S-34
DEFINED TERM                                       PAGE
-----------------------------------------------  ---------
Pool Factor....................................       S-34
PTC Event of Default...........................       S-39
PTCE...........................................       S-85
Rating Agencies................................       S-51
Receiptholder..................................       S-49
Regular Distribution Dates.....................       S-32
Remaining Weighted Average Life................       S-65
Replacement Liquidity Facility.................       S-51
Required Amount................................       S-50
RPMs...........................................       S-16
Scheduled Payments.............................       S-32
Section 1110 Period............................       S-51
Series A Equipment Notes.......................       S-62
Series B Equipment Notes.......................       S-62
Series C Equipment Notes.......................       S-62
Shortfall Amounts..............................       S-81
Special Distribution Date......................       S-33
Special Payment................................       S-32
Special Payments Account.......................       S-33
Standard & Poor's..............................       S-24
Stated Interest Rate...........................       S-31
Sublessee......................................       S-79
Subordinated Certificateholders................       S-81
Subordinated Certificates......................       S-81
Subordinated Trusts............................       S-81
Subordination Agent............................        S-8
Supplemental Rent..............................       S-79
Termination Notice.............................       S-54
Threshold Rating...............................       S-51
Treasury Yield.................................       S-64
Triggering Event...............................       S-39
Trust Agreement................................       S-62
Trust Indenture Act............................       S-43
Trust Property.................................       S-30
Trust Supplement...............................       S-30
Trustee........................................        S-8
Trusts.........................................       S-30
Underwriter Exemption..........................       S-85
Underwriters...................................       S-87
Underwriting Agreement.........................       S-87
U.S. Certificateholders........................       S-80
U.S. Persons...................................       S-80

[LOGO]                                                            AVMARK INC.(R)
        ------------------------------------------------------------------------
                             WORLDWIDE AVIATION MARKETING AND MANAGEMENT SERVICE

                              1500 WILSON BLVD., SUITE 515 o ARLINGTON, VA 22209 TELEPHONE (703) 528-5610 o FAX (703) 528-3689
                              E-MAIL avmarkinc@aol.com o www.avmarkinc.com








                               A Desktop Appraisal
                                 For Four Boeing
                               B 747-451 Aircraft










                                    Prepared
                                       For
                               Northwest Airlines

                                                                 January 7, 1999

[LOGO]  AVMARK INC.(R)
        ------------------------------------------------------------------------
        WORLDWIDE AVIATION MARKETING AND MANAGEMENT SERVICE


      AVMARK has been retained by Northwest Airlines to perform a desktop base value appraisal of four Boeing B-747-451 aircraft with variable delivery dates.

      These aircraft are to have the following similarities:

        Engines      Seat Capacity    Max T.O. Wt.     Max Ldg. Wt.

        PW 4056          418            875,000         630,000

      The aircraft base value at the date of delivery will be:

                    Delivery Date        Values (000)
                    March 1999             $153,000
                    July 1999              $155,000
                    August 1999            $155,000
                    October 1999           $155,000

      THE DEFINITIONS, TERMS AND LIMITATIONS SET FORTH IN EXHIBIT A ARE EXPRESSLY MADE A PART OF THIS APPRAISAL REPORT.

      Sincerely,



      Robert C. Miers
      Director of Appraisals

[LOGO]  AVMARK INC.(R)
        ------------------------------------------------------------------------
        WORLDWIDE AVIATION MARKETING AND MANAGEMENT SERVICE


      The Fair Market Value

            The current values used in this appraisal have been taken from AVMARK's newest Transport Aircraft Values (TAV). AVMARK's forecast of current and fixture aircraft prices is a reflection of the belief that an aircraft's value is a function of two primary factors: the aircraft's earnings potential in the hands of a profit-minded operator and its degree of favor or disfavor among aircraft buyers and sellers in the marketplace.

      Additionally, AVMARK continuously monitors aircraft transactions as they occur in the marketplace. By applying its awareness of transaction prices to the profit curve of the aircraft, AVMARK is able to analyze and determine the relationship between an aircraft's worth in use and its price in the marketplace. This relationship represents the degree of buyer/seller acceptance of the aircraft, given the aircraft's profit potential. The new TAV represents the culmination of these analyses.

      The Base Value as set forth in this report assume that supply and demand for the aircraft are in reasonable state equilibrium. The airframe, engines and other major components assumed to be in half-life condition regarding their overhaul status, that the aircraft is in an overall good condition and is in a standard airline configuration. It also assumes that the aircraft is current relative to all maintenance Airworthiness Directives (ADs) and Service Bulletins
(SBs), is certificated for U.S. FAR Part 121 operation and that its specifications are those most common for that particular type of aircraft.

      In making this appraisal, AVMARK has relied on information supplied by the client and has made an adjustment to the base value for the higher than standard Max Takeoff Weight of the subject aircraft.

[LOGO]  AVMARK INC.(R)
        ------------------------------------------------------------------------
        WORLDWIDE AVIATION MARKETING AND MANAGEMENT SERVICE


The B-747-400

      The B-747-400 was put in service in February 1989 with Northwest Airlines who launched the program with orders in October 1985. The aircraft was first certified with PW4000 engines and later offered with both GE and Rolls Royce engines as well. However, the Pratt and Whitney engines have proved to be the most popular with users of the equipment.

      By the end of September 1998 444 B-747-400 aircraft had been delivered with approximately 110 additional units on order. Production is forecast by the Teal Group to continue well into the early 2000s with a further upgraded model incorporating increases in gross weight and additional passenger capacity.

B-747-400 Production Forecast

--------------------------------------------------------------------------------
  1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   Total
--------------------------------------------------------------------------------
  466     45     40     30     24     20     12     10      6     3     656
--------------------------------------------------------------------------------
                             Source: The Teal Group

      Despite the economic crises in Asia current deliveries of the B-747-300 have held up well and are projected to continue. There have been few cancellations of orders, with Philippine Airlines the notable exception, as Asian carriers have continued to accept new aircraft and then do sale and leasebacks for hard currency.

      There have been recent signs of improvement in the Asian economies and airline traffic has held up well in other areas of the world.

[LOGO]  AVMARK INC.(R)
        ------------------------------------------------------------------------
        WORLDWIDE AVIATION MARKETING AND MANAGEMENT SERVICE


EXHIBIT A

Definitions, Terms, and Limitations Relating To This Report

      AVMARK. Inc. ("AVMARK") defines "Base Value" (either current or future values) as the price at which we believe the aircraft would sell assuming that the market environment is in a reasonable state of equilibrium. In the context of our evaluation, the value we have determined as a Base Value is such only when the specific conditions are met.

      The base values are based upon AVMARK's knowledge of the industry and use of certain estimates, assumptions or definitions, some of which are more fully described in the attached report. THE BASE VALUE SHOULD NOT BE UTILIZED OUTSIDE THE CONTEXT OF, OR WITHOUT KNOWLEDGE OF THOSE ESTIMATES, ASSUMPTIONS OR DEFINITIONS.

      The report reflects AVMARK's expert opinion and best judgment based on the information available to it at time of preparation. The appraisal report was prepared by AVMARK for the account of Northwest Airlines. AVMARK does not have, and does not expect to have, any financial interest in the appraised property, nor is AVMARK privy to any effort to induce a financial transaction, including solicitation of loans or other investments on the basis of this report.

      AVMARK accepts no responsibility for damages, if any suffered by any third party as a result of decisions made or actions taken based on this report.

      This appraisal was prepared for the use of Northwest Airlines and, as such, is entitled to confidential treatment by AVMARK, Inc., and will not be provided to other parties without the express consent of Northwest Airlines.

                 (This page has been left blank intentionally.)

                               BK Associates, Inc.
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 365-6272 o Fax (516) 365-6287


                                         December 30, 1998

Northwest Airlines
5101 Northwest Drive, Dept. A4010
St. Paul, MN 55111-3034

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the Base Value as of its respective delivery date on each of four B747-451 aircraft, each powered by four Pratt & Whitney PW4056 engines (Aircraft). The Aircraft are further identified in the conclusions of this letter by serial number and date of delivery.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

                                                             BK Associates, Inc.

Northwest Airlines
December 30, 1998
Page 2


VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft. For new aircraft yet to be delivered, the Base Value is determined from list price as well as known prices for similar recently delivered aircraft.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:

1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.    The aircraft is in current flight operations.

5.    The aircraft is sold for cash without seller financing.

6.    The Aircraft is in average or better condition.

7.    There is no accident damage.

                                                             BK Associates. Inc.


Northwest Airlines
December 30, 1998
Page 3


CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the current base value of each aircraft as of today is as follows:

               Serial            Delivery          Current
               Number             Date               BV
               ------             ----               --

                26477            03/1999        $155,000,000
                26475            07/1999         155,000,000
                26476            08/1999         155,000,000
                26478            10/1999         155,000,000

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                       Sincerely yours,

                                       BK ASSOCIATES, INC.


                                       /s/ John F. Keitz

                                       John F. Keitz
                                       President
                                       ISTAT Senior Certified Appraiser

JFK/kf

                 (This page has been left blank intentionally.)

                              MORTEN BEYER & AGNEW

--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM


                    Appraisal of four Boeing 747-400 Aircraft

                                  PREPARED FOR:

                               Northwest Airlines

                                DECEMBER 31, 1998

   Washington, D.C.                                          London
8180 Greensboro Drive                                 Lahinch 62, Lashmere
     Suite 1000                                            Copthorne
McLean, Virginia 22102                                    West Sussex
 Phone +703 847 6598                                 Phone +44 1342 716248
  Fax +703 847 1911                                   Fax +44 1342 718967

                 (This page has been left blank intentionally.)

--------------------------------------------------------------------------------
I.    INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Morten Bayer and Agnew, Inc. (MBA), has been retained by Northwest Airlines to determine the Base Value (BV) of four Boeing 747-400 aircraft to be delivered new. The aircraft are further identified in Section II of this report.

In performing this valuation, we did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Northwest Airlines. Based on the information set forth further in this report, it is our opinion that the BV of the total value of aircraft in this portfolio is $630,160,000 with their respective individual values noted in
Section IV.

MBA uses the definition of certain terms, such as Current Market Value (CMV) and BV, as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of BV states that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.


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II.   AIRCRAFT
--------------------------------------------------------------------------------

      --------------------------------------------------------------
      Serial Number        26475      26476       26477       26478
      --------------------------------------------------------------
      Aircraft            747-451    747-451     747-451     747-451
      --------------------------------------------------------------
      Date of Mfr.         7/99       8/99        3/99        10/99
      --------------------------------------------------------------
      Powerplant          PW4056     PW4056      PW4056      PW4056
      --------------------------------------------------------------
      MTOW (lbs.)         875,000    875,000     875,000     875,000
      --------------------------------------------------------------

                               [GRAPHIC OMITTED]


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III.  CURRENT MARKET CONDITIONS
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]   -------------------------
                     Boeing 747-400
                    -------------------------

The 747-400 is the current state-of-the-art model of the 747 family. It is offered with all three engine manufacturers' power plants in passenger, Combi, and cargo models. Three hundred and eighty have already been built, and 140 remain on order. The aircraft incorporates all of the design improvements developed over the life of the 747 program, including the extended upper deck, a two-pilot glass cockpit, a maximum gross weight of 883,000 pounds at takeoff, and a range of up to 8,000 statute miles. The operator list is surprisingly thin in terms of numbers of airlines, but some individual fleets are huge. The -400 had a total of 33 operators as of December, 1997, including British Airways with 39 in service and 27 more on order, and Singapore, with 37 and 8, respectively.

The continuing flow of new 747-400s has created a surplus of older 747-100s and -200s on the market. Until recently the new -400s have gone to meet the pent-up demand for capacity. Half of the aircraft in service and on order are from the Pacific Rim carriers, not counting almost 100 ordered by United and Northwest for the same area and the fleets of the European carriers which will be deployed on Pacific routes.

Back in 1993, we considered it probable that these orders and options would be scaled back in the next few years to more realistic levels. The severe recession that currently grips Japan tamed the appetite for new aircraft at ANA and JAL. And as the Japanese economy went, so too went the economies of the rest of the region. The total value of the 747-400 order book is close to $230.0 billion in current dollars -- a considerable sum by anyone's calculation. It must be remembered that 747-100s and -200s can perform the same mission as the -400 except at the most extreme ranges, and at a considerably lower capital cost. In 1996, average cost per block hour reported by the U.S. airlines for a 747-400 was $1,250 higher than a -100/-200 and cost per seat mile 13 percent higher.


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This means that -400 operators are potentially vulnerable to the predatory operations of low cost carriers using the older, cheaper aircraft.

We consider the long term value of the -400 series 747 to be virtually bullet-proof, even when Airbus builds its A3XX. It may suffer in the short term in event of forced sales in a down market, but its operational capabilities, strong development history, and large market presence assure it a leading role in the aircraft market for the next several decades.

Economics

The MBA Economic Model shows both the new 747-400 all-passenger and Combi models. Operating margins are very high, but are largely offset at the net level by the high costs of ownership. This effectively mandates utilization in long-haul, high utilization markets which, of course, is what the aircraft was built for.

Update

Since 1989, the 747-400 model has been the only 747 type produced by Boeing. With higher gross weight, newer more efficient engines, the aircraft offers even greater range and capacity. However, most of the world's B-747-400 demand has been in the Asia-Pacific markets, including to and from Europe and the United States. While specific numbers are scarce, it is certain that a large percentage of on-the-books orders are being delayed, deferred, or cancelled.

Several airlines are offering early-delivered 400s for premature sale. Few European or other airlines are able to absorb them. We see little prospect of any passenger models being converted to cargo due to their even-though-discounted, high capital costs and the competition offered by MD-11 and B-747-200 conversions, costing much less. Boeing is still working on - but has not yet announced - a firm design for the stretched B-747-500/600.


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IV.   VALUATION
--------------------------------------------------------------------------------

         -----------------------------------------------------------
         Serial Number         Current Base Value
         -----------------------------------------------------------
         26475                 157,540,000
         -----------------------------------------------------------
         26476                 157,860,000
         -----------------------------------------------------------
         26477                 156,250,000
         -----------------------------------------------------------
         26478                 158,510,000
         -----------------------------------------------------------

In developing the CBV of these aircraft, MBA did not inspect the aircraft or its historical specifications. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

      1.    The aircraft is delivered new.

      2. The overhaul status of the airframe, engines, landing gear and other major components are in new delivery status.

      3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

      4.    The aircraft is in a standard airline configuration.

      5.    No accounting was made for lease obligations or terms of ownership.


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V.    COVENANTS
--------------------------------------------------------------------------------

This report has been prepared for the exclusive use of Northwest Airlines/ Morgan Stanley and shall not be provided to other parties by MBA without the express consent of Northwest Airlines/ Morgan Stanley.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Northwest Airlines/Morgan Stanley or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                       PREPARED BY:


                                       /s/ Bryson P. Monteleone

                                       Bryson P. Monteleone
                                       Manager of Operations


                                       REVIEWED BY:


                                       /s/ Morten S. Beyer

                                       Morten S. Beyer
                                       Chairman and CEO
                                       ISTAT Certified Appraiser Fellow


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PROSPECTUS

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES
                                  -----------

                         APPLICABLE UNDERLYING PAYMENTS
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                         NORTHWEST AIRLINES CORPORATION

    Up to $1,500,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Northwest Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into among Northwest Airlines, Inc. ("Northwest"), Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest. NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

    With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the Lease relating thereto, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

               The date of this Prospectus is February 27, 1998.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-3 (together with all amendments and exhibits, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy and information statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the Certificates being issued by Northwest under this Prospectus will be supported by full and unconditional guarantees by NWA Corp. and, therefore, such financial statements are not deemed material.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

(a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

(b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

(c) NWA Corp.'s Current Reports on Form 8-K dated March 6, 1997, November 25, 1997, January 25, 1998 and February 19, 1998.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034; telephone number (612) 726-2111.

                                  THE COMPANY

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1996 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates a hub through Amsterdam.

    Northwest operates substantial domestic and international route networks. As of December 31, 1997, Northwest directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 54 million enplanements and flew over 72 billion RPMs in 1997.

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into among the Trustee, NWA Corp. and Northwest in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

    Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Northwest, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, and (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Northwest in respect of the Owned Aircraft as described in the applicable Prospectus Supplement. The proceeds from the sale of

Certificates in respect of such Owned or Leased Aircraft is not expected to exceed 80% of the appraised value of such Owned or Leased Aircraft at the time of financing or refinancing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Northwest to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of Certificates--Special Distribution Upon Unavailability of Aircraft."

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

               YEAR ENDED DECEMBER 31
-----------------------------------------------------
  1997       1996       1995       1994       1993
---------  ---------  ---------  ---------  ---------
3.05            2.74       1.90       1.88     (a)

--------------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, earnings did not cover fixed charges by $27.2 million.

                        DESCRIPTION OF THE CERTIFICATES

    In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into among Northwest, NWA Corp. and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, Participation Agreement, Refunding Agreement, Intercreditor Agreement and Revolving Credit Agreement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the Commission.

    The Certificates offered pursuant to this Prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Trust and, if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one Certificate of each Trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such Trust may not represent an integral multiple of $1,000). The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

    Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement.

    Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee; (6) a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

  GENERAL

    If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

  SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

  DEFINITIVE CERTIFICATES

    Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Northwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Northwest is unable to locate a qualified successor, (ii) Northwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement. Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Northwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined pursuant to the applicable Prospectus Supplement (a "Special Distribution Date") except that, unless otherwise specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the Certificateholders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

   (iii) the Pool Balance and the Pool Factor for such Trust.

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "--Cross-Subordination Issues," a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    The ability of the applicable Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes issued under the applicable Indenture or issued under any Related Indentures. Such Prospectus Supplement will also set forth (i) the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the

Loan Trustee under the Related Indenture will depend, in part, upon the Class of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of such Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

    Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The Prospectus Supplement for a series of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp., (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (vii) to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the

Code taxable as a corporation and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (e) cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation
Section 301.7701-2 or a "publicly traded partnership" within the meaning of
Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate Class of Equipment Notes issued under a Related Indenture may, under circumstances described in the related Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Trustee will hold the proceeds from the sale of such Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Northwest in certain specified investments, which may include: (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation, provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and
(v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in
(i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next Business Day, or (z) if Northwest has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Northwest periodically, and Northwest will be responsible for any losses.

    On the next Regular Distribution Date specified in the applicable Prospectus Supplement, Northwest will pay to the Trustee an amount equal to the interest that would have accrued on any Equipment Notes purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Trustee.

SPECIAL DISTRIBUTION UPON UNAVAILABILITY OF AIRCRAFT

    To the extent that, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Northwest will pay to the Trustee on such date an amount equal to such interest.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee for each series of Certificates will be identified in the Prospectus Supplement. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Northwest may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases and
(iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by (i) a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft and (ii) an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Owned Aircraft Indenture, Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The Prospectus Supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Although Northwest has no current intention to do so, Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of Northwest's counsel that, among other things, confirms the perfected status of the lien of the Related Indenture and, in the case of Leased Aircraft, confirms the validity and enforceability of the related Lease in such jurisdiction, in each case subject, in certain cases, to certain filings, recordations or other actions. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that, in reorganization cases under Chapter 11 of the Bankruptcy Code, the right of a lessor with respect to, and of the holder of a security interest in, aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of any such aircraft first placed in service on or prior to October 22, 1994) leased to or subject to a security interest granted by a citizen of the United States (as defined in the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Federal Aviation Act for such aircraft (a certificate which Northwest presently possesses) to take possession of such aircraft in compliance with the provisions of the lease or security agreement is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision generally enjoins the taking of any action against a debtor by a creditor, (b) the provision of the Bankruptcy Code allowing the trustee or debtor-in-possession to use, sell or lease property of the estate and (c) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor or secured party to take possession of an aircraft in compliance with the provisions of the lease or security agreement in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee or debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, upon foreclosure of the Owner Trustee's interest in such Lease as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Northwest, in the case of each Series of Certificates, each Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a Series are subordinated with respect to other Trusts of the same Series (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificateholder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificateholder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

    The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Northwest does not intend to apply for listing of the Certificates on a national securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Certificates may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Certificates may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp. and its subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett, New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement, Simpson Thacher & Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation, appearing or incorporated by reference in NWA Corp's Annual Report (Form 10-K) for the year ended December 31, 1996 and the consolidated financial statements of NWA Corp. for the year ended December 31, 1997 included in NWA Corp.'s Current Report (Form 8-K) dated February 19, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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